Exhibit 10.21

Execution Version

LIMITED CONSENT AND FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

LIMITED CONSENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of July 1, 2021 (this “Amendment”), among AVEPOINT OPERATIONS, INC. (f/k/a AvePoint, Inc.), a Delaware corporation (“Original Borrower”), APEX TECHNOLOGY ACQUISITION CORP. (“Holdings”), the other guarantors party hereto, and HSBC VENTURES USA INC. (together with its successors and assigns, “Bank”).

WHEREAS, the Loan Parties and Bank are party to that certain Loan and Security Agreement dated as of April 7, 2020 (as in effect immediately prior to the date hereof, the “Existing Agreement”, and as the Existing Agreement shall be further amended, restated, modified or supplemented from time to time, including by this Amendment, the “Agreement”), providing for extensions of credit to be made by Bank to Borrower from time to time;

WHEREAS, pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of November 23, 2020 (the “Original Combination Agreement”), as amended by that certain Amendment No. 1 to Business Combination Agreement and Plan of Reorganization dated as of December 30, 2020 and that certain Amendment No. 2 to Business Combination Agreement and Plan of Reorganization dated as March 8, 2021 (the “Combination Agreement Amendment”; the Original Combination Agreement as amended by the Combination Agreement Amendment being referred to herein collectively as the “Combination Agreement”), by and among Original Borrower, Holdings, Athena Technology Merger Sub, Inc. (“First Merger Sub”) and Athena Technology Merger Sub 2, LLC (“Second Merger Sub”), Holdings and Original Borrower will enter into a business combination pursuant to which (a) First Merger Sub will merge with and into Original Borrower, with Original Borrower as the surviving corporation (the “First Merger”), (b) following the First Merger, Original Borrower will merge with and into Second Merger Sub, with Second Merger Sub as the surviving corporation as a wholly owned subsidiary of Holdings and with the name AvePoint US, LLC (f/k/a Athena Technology Merger Sub 2, LLC) (“New Borrower”), and (c) Holdings will change its name to AvePoint, Inc. (such transactions collectively being referred to herein as the “Combination” and the date of the closing of such transactions being referred to herein as the “Combination Effective Date”);

WHEREAS, Original Borrower has requested that Bank consent to (a) the Combination, (b) the assumption by the New Borrower of all obligations of the Original Borrower under the Agreement pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof, and (c) the amendment of the Existing Agreement as provided herein;

WHEREAS, subject to the terms and conditions herein, Bank has agreed to consent to the Combination and amend the Existing Agreement as set forth herein; and

WHEREAS, Holdings has agreed to provide a limited guaranty with respect to the Obligations of the New Borrower and the other Loan Parties and grant to Bank a continuing security interest in 100% of its equity ownership interests in New Borrower upon the consummation of the Combination.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise expressly defined herein, terms defined in the Existing Agreement are used herein as defined therein.

Section 2. Limited Consent.

(a) Subject to the satisfaction of the terms and conditions set forth in Section 4(a) hereof, Bank hereby consents to the Combination, the Assignment and Assumption Agreement, and all other actions taken by or necessary or permissible to be taken by Holdings or the Loan Parties related thereto, whether occurring prior to, on, or after the Combination Effective Date.

(b) The parties hereto agree that the limited consent set forth in Section 2(a) hereof shall be limited precisely as written and, except as expressly set forth therein, shall not be deemed to be a consent to or amendment, waiver or modification of any other term or condition of the Existing Agreement or any other Loan Document or a consent to any other transaction.

Section 3. Amendment. Subject to the satisfaction of the terms and conditions set forth in Section 4, the Existing Agreement and the Schedules attached thereto shall be amended as set forth in the pages of the Existing Agreement attached as Annex A hereto such that all of the deleted text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted from the text of the Existing Agreement and all of the newly inserted bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes reflected therein shall be deemed to be inserted and reflected in the text of the Existing Agreement.

Section 4. Conditions Precedent.

(a) The limited consent set forth in Section 2 hereof shall become effective upon satisfaction of the following conditions:

(i) Bank shall have received, in form and substance satisfactory to Bank:

(1) a duly executed copy of this Amendment; and

(2) a duly executed copy of the Original Combination Agreement and the Combination Agreement Amendment, together with all exhibits, annexes and schedules thereto.

(ii) The Loan Parties shall have paid all fees, costs and expenses due, payable and invoiced under this Amendment, the Existing Agreement and the other Loan Documents on the date hereof.

(iii) Bank shall have received such other documents or agreements as Bank may reasonably request in accordance with Section 6.11 of the Agreement.

(iv)(x) The representations and warranties contained herein, in the Agreement and in each other Loan Document shall be true and correct in all respects on and as of such date, and (y) no Default or Event of Default shall have occurred and be continuing.

(b)	The amendments set forth in Section 3 hereof shall become effective upon satisfaction of the following conditions:

(i) Bank shall have received, in form and substance satisfactory to Bank:

(1) evidence that the Combination shall have occurred in accordance with the terms and provisions of the Combination Agreement, which shall not have been amended since the date of this Amendment;

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(2) a duly executed copy of the Pledge Agreement, dated as of the Combination Effective Date, by and between Holdings and Bank;

(3) a duly executed copy of the Limited Guaranty, dated as of the Combination Effective Date, by Holdings in favor of Bank;

(4) a duly executed legal opinion of Holdings’ and Second Merger Sub’s counsel in form and substance reasonably satisfactory to Bank, dated as of the Combination Effective Date;

(5) a duly executed Assignment and Assumption Agreement substantially in the form of Annex B hereto;

(6) an officer’s certificate of Holdings and Second Merger Sub with respect to incumbency and resolutions authorizing the execution and delivery of each Loan Document to which it is a party, and certifying as to true, correct and complete attached copies of the Operating Documents and good standing certificates of Holdings and Second Merger Sub certified by the Secretary of State (or equivalent agency) of Holdings’ and Second Merger Sub’s jurisdiction of organization or formation, each as of a date no earlier than thirty (30) days prior to the Combination Effective Date;

(7) proper financing statements (i) naming Holdings as debtor solely with respect to its equity ownership interests in Borrower upon the consummation of the Combination, and (ii) naming and Second Merger Sub as debtor, each in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that Bank may deem necessary or desirable in order to perfect the Liens created under the Agreement, covering the Collateral described therein;

(8) evidence satisfactory to Bank that the insurance policies required by Section 6.5 of the Agreement are in full force and effect;

(9) [reserved];

(10) copies of the (A) documentation and other information requested by Bank in connection with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least three (3) Business Days prior to the date hereof and (B) at least three (3) Business Days prior to the date hereof, if Holdings qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification; and

(11) such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

(ii) (x) The representations and warranties contained herein, in the Agreement and in each other Loan Document shall be true and correct in all respects on and as of the Combination Effective Date, and (y) no Default or Event of Default shall have occurred and be continuing.

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(iii) The Loan Parties shall have paid all fees, costs and expenses due, payable and invoiced under this Amendment, the Existing Agreement and the other Loan Documents on the Combination Effective Date.

(iv) Bank shall have received such other documents or agreements as Bank may reasonably request in accordance with Section 6.11 of the Agreement.

Section 5. Representations and Warranties. Holdings, as of the Combination Effective Date, and each Loan Party, as of the date hereof and as of the Combination Effective Date, represents and warrants to Bank, both immediately prior to and after giving effect to the limited consent set forth in Section 2 hereof and/or the amendments set forth in Section 3 hereof, on the applicable date, that:

(a) the execution, delivery and performance by such Loan Party or Holdings of this Amendment are within such Loan Party’s or Holdings’ powers, have been duly authorized, and (i) are not in conflict with nor constitute a breach of any provision contained in such Loan Party’s or Holdings’ Operating Documents, (ii) do not contravene, conflict with, constitute a default under or violate any material requirement of applicable law, (iii) do not contravene, conflict or violate any applicable order, writ, judgment injunction, decree, determination or award of any Governmental Authority in the United States by which Holdings or any Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) do not require any action by, filing, registration, or qualification with, or approval from, any Governmental Authority in the United States (except such approvals which have already been obtained and are in full force and effect), and (v) do not constitute an event of default under any material agreement by which such Loan Party or Holdings is bound;

(b) neither Holdings nor Loan Party is in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect;

(c) this Amendment has been duly executed and delivered by Holdings and each Loan Party. This Amendment constitutes a legal, valid and binding obligation of Holdings and such Loan Party, enforceable against Holdings and such Loan Party in accordance with its terms;

(d) the representations and warranties of Holdings and each Loan Party contained in the Agreement and in any other Loan Document are (i) with respect to representations and warranties that contain a materiality qualification, true and correct (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all respects as of such earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date), and the representations and warranties contained in Section 5.7(c) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.2(a)(ii) of the Agreement; and

(e) no Default or Event of Default has occurred and is continuing.

Section 6. Ratification. Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by such Loan Party pursuant to the Agreement to Bank as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore granted, pledged or otherwise created as security for the Obligations continue to be and remain collateral security for the Obligations from and after the date hereof. Each Loan Party hereby acknowledges and agrees that the Agreement and all other Loan Documents remain and, upon Holdings providing its limited guaranty on the Combination Effective Date, shall continue to be, in full force and effect, and each Loan Party confirms and ratifies all of its Obligations thereunder.

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Section 7. Miscellaneous. Except as otherwise expressly set forth herein, nothing in this Amendment shall be deemed to constitute an amendment, modification or waiver of any provision of the Agreement nor shall anything contained herein be deemed to imply any willingness of Bank to agree to, or otherwise prejudice any rights of Bank with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Amendment shall not be construed as a waiver of any other provision of the Loan Documents or to permit any Loan Party to take any other action which is prohibited by the terms of the Agreement or the other Loan Documents. Each reference in the Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Agreement or any other Loan Document shall mean and refer to such agreement as supplemented by this Amendment. This Amendment is a Loan Document. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. This Amendment and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) arising out of or relating thereto and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles except Title 14 of Article 5 of the New York General Obligations law. The words “execution,” “signed,” “signature” and words of like import in this Amendment or any other document executed in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

Section 8. Post-Closing Covenant. Within 30 days of the Combination Effective Date (which date may be extended by express written consent (which may be e-mail) of Bank in its sole discretion, the “Post-closing Deadline”), the Loan Parties shall deliver to Bank, in form and substance satisfactory to Bank, current SOS Reports for Holdings, each Loan Party, First Merger Sub and Second Merger Sub in indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral. If the Loan Parties fail to deliver such SOS Reports by the Post-closing Deadline, such failure to deliver shall be an immediate Event of Default as of such Post-closing Deadline.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LOAN PARTIES

AVEPOINT OPERATIONS, INC. (f/k/a AVEPOINT, INC.)

By: /s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Chief Operating Officer and General Counsel

AVEPOINT PUBLIC SECTOR, INC.

By: /s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Chief Operating Officer and General Counsel

AVEPOINT HOLDINGS USA, LLC

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Chief Operating Officer and General Counsel

HOLDINGS

APEX TECHNOLOGY ACQUISITION CORP.

By:	/s/ Je Epstein
Name: Je Epstein
Title: Co-CEO

Signature Page to HSBC/AvePoint Limited Consent and First Amendment

BANK

HSBC VENTURES USA INC.

By:	/s/ Prasant Chunduru
Name: Prasant Chunduru
Title: SVP, Head of Venture Debt

Signature Page to HSBC/AvePoint Limited Consent and First Amendment

INTERNAL

ANNEX A

Amended Loan and Security Agreement

[See attached.]

~~Execution Version~~Annex A

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of April 7, 2020, by and among HSBC Ventures USA Inc. (together with its successors and assigns, “Bank”), AvePoint US, LLC (f/k/a Athena Technology Merger Sub 2, LLC, and successor by merger to AvePoint Operations, Inc. (f/k/a AvePoint, Inc.), “Borrower”), and each of the Guarantors (as defined below) party hereto from time to time.

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

1.2 Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, operating and capital leases will be treated in a manner consistent with their treatment under GAAP as in effect on December 31, 2017, notwithstanding any modifications or interpretive changes thereto that have occurred thereafter.

2. LOAN AND TERMS OF PAYMENT.

2.1 Credit Extensions.

(a) Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank or any of its Affiliates to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(b) Advances under Revolving Line.

(i) Amount. Subject to and upon the terms and conditions of this Agreement Borrower may request Advances in an aggregate outstanding amount not to exceed the Availability Amount. Amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable.

(ii) Form of Request; LIBOR Rate Advances.

(1) Whenever Borrower desires an Advance, Borrower will notify Bank by email no later than 12:00 noon, New York City time, two (2) Business Days prior to the date that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C (a “Payment/Advance Form”). Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any email notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to an account, and pursuant to wire instructions, designated in writing by Borrower to Bank.

(2) Borrower may select a separate LIBOR Interest Period for up to five (5) different LIBOR Rate Advances (each of which LIBOR Rate Advances must be in the minimum amount of One Million Dollars ($1,000,000.00) or, if greater, in an integral multiple of Five Hundred Thousand Dollars ($500,000.00)), provided that such selection is otherwise made in strict compliance with the terms of this Agreement. If Borrower fails to deliver a timely notice with respect to an outstanding LIBOR Rate Advance prior to the end of the LIBOR Interest Period applicable thereto, then, unless such Advance is repaid as provided herein, at the end of such LIBOR Interest Period such Advance shall be continued as a LIBOR Rate Advance with a LIBOR Interest Period of one (1) month.

(c) Increase in Revolving Line. At any time after August 31, 2020, Borrower may, one time during the term of this Agreement, request an increase in the Revolving Line upon written notice to Bank, as long as (i) the requested increase is in a minimum amount of One Million Dollars ($1,000,000.00) or, if greater, in an integral multiple of Five Hundred Thousand Dollars ($500,000.00) and is offered on the same terms as the existing Revolving Line, except for a closing fee mutually agreed between Bank and Borrower, it being understood that such closing fee shall not be in excess of an amount equal to 1% of the aggregate amount of such increase in the Revolving Line, and (ii) total increases under this Section do not exceed Twenty Million Dollars ($20,000,000.00). Provided the conditions set forth in Section 3.2 are satisfied and Bank agrees to such increase request, the Revolving Line shall be increased by the requested amount on a date agreed upon by Bank and Borrower. Bank and Borrower shall execute and deliver such documents and agreements as Bank deems appropriate to evidence the increase in the Revolving Line, it being understood that such documents and agreements shall be no more restrictive to Borrower than the terms set forth herein and in the other Loan Documents.

2.2 Prepayments.

(a) Mandatory Prepayments. If the Total Outstandings exceed the Revolving Line at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

(b) Optional Prepayments. Borrower may, upon notice to Bank, at any time or from time to time voluntarily prepay Advances in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to Bank and be received by Bank not later than 11:00 a.m., three (3) Business Days prior to any date of prepayment; and (ii) any prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the LIBOR Interest Period of such Advances. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of an Advance shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.6(a).

2.3 Interest Rates, Payments, and Calculations.

(a) Interest Rates. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to the LIBOR-Based Rate plus three and one-half percent (3.50%) (each such Advance, a “LIBOR Rate Advance”). Notwithstanding anything contained herein to the contrary, in the event any Advances accrue interest at a floating per annum rate equal to the Prime Rate as a result of any of the events described in Section 2.6 or otherwise, such Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to the Prime Rate plus two and one-half percent (2.50%).

(b) Default Rate. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to two and one-half (2.5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations inclusive of the Default Rate. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Payments. Interest hereunder shall be due and payable on each Interest Payment Date. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable for the Advances. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable for the Advances. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d) Computation. With respect to Obligations bearing interest at the Prime Rate, in the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed, except that interest computed by reference to the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

2.4 Crediting Payments. While no Event of Default has occurred and is continuing, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.

Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon New York time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. Bank may, with the prior written consent of Borrower, debit any of Borrower’s deposit accounts for principal and interest payments or any other amounts Borrower owes Bank when due.

2.5 Fees. Borrower shall pay to Bank the following:

(a) Facility Fee. A fee equal to Three Hundred Thousand Dollars ($300,000.00), which shall be fully-earned and nonrefundable on the Closing Date. A portion of such fee in an amount equal to One Hundred Twenty Thousand Dollars ($120,000) shall be payable on the Closing Date and the remaining portion of such fee in an amount equal to One Hundred Eighty Thousand Dollars ($180,000) shall be payable on September 1, 2020;

(b) Unused Facility Fee. A quarterly unused facility fee equal to one half of one percent (0.50%) per annum of the daily Availability Amount during the period from and including the Closing Date to but excluding the date on which the Revolving Line terminates, computed on the basis of a 360-day year and the actual number of days elapsed, and which fee shall be (i) payable on the first Business Day of each quarter (commencing with the quarter ending June 30, 2020), (ii) fully-earned and nonrefundable, and (iii) computed on a quarterly basis in arrears; and

(c) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date (other than attorneys’ fees and expenses of outside counsel incurred prior to April 3, 2020 in connection with the preparation and negotiation of the Loan Documents, which shall be paid promptly after the Closing Date), and, after the Closing Date, all Bank Expenses, including, without limitation, all attorneys’ fees and expenses of outside counsel incurred on and after April 3, 2020 in connection with the preparation and negotiation of the Loan Documents, as and when they become due.

(d) Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make Advances hereunder. Bank may, with the prior written consent of Borrower, deduct amounts owing by Borrower under the clauses of this Section 2.5 pursuant to the terms of Section 2.4.

2.6 Additional Provisions Regarding LIBOR Rate Advances.

(a) Compensation for Losses. In the event that (i) any payment of a LIBOR Rate Advance is required, made or permitted on a date other than the last day of the then current LIBOR Interest Period applicable thereto (including upon demand by Bank), (ii) the conversion of any LIBOR Rate Advance other than on the last day of the LIBOR Interest Period applicable thereto, or (iii) the failure to convert, continue, borrow or prepay any LIBOR Rate Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrower shall compensate Bank for the loss, cost and expense attributable to such event in an amount computed as follows: the excess, if any, of (1) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Advance had such event not occurred, at the interest rate that would have been applicable to such LIBOR Rate Advance, for the period from the date of such event to the last day of the then current LIBOR Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the LIBOR Interest Period for such LIBOR Rate Advance), over (2) the amount of interest that would accrue on such principal amount for such period at the interest rate with Bank (or an Affiliate of Bank) would bid were it to bid, at the commencement of the interest period, for U.S. Dollar deposits of a comparable amount and period from other banks in the London interbank eurodollar market. A certificate of Bank delivered to Borrower and setting forth any amount or amounts that Bank is entitled to receive pursuant to this paragraph shall be conclusive absent manifest error. Borrower shall pay Bank the amount shown as due on any such certificate upon demand.

(b) Increased Costs.

(i) Increased Costs Generally. If any Change in Law shall:

(1) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Bank;

(2) subject Bank to any taxes (other than Indemnified Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(3) impose on Bank or the London interbank market any other condition, cost or expense (other than taxes) affecting this Agreement or Advances made by Bank;

and the result of any of the foregoing shall be to increase the cost to Bank of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount) then, upon request of Bank, Borrower will pay to Bank such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered.

(ii) Capital Requirements. If Bank determines that any Change in Law affecting Bank or any lending office of Bank or Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Bank’s capital or on the capital of Bank’s holding company, if any, as a consequence of this Agreement, the commitments of Bank hereunder to make Advances, the Advances made by Bank, to a level below that which Bank or Bank’s holding company could have achieved but for such Change in Law (taking into consideration Bank’s policies and the policies of Bank’s holding company with respect to capital adequacy), then from time to time Borrower will pay to Bank such additional amount or amounts as will compensate Bank or Bank’s holding company for any such reduction suffered.

(iii) Certificates for Reimbursement. A certificate of Bank setting forth the amount or amounts necessary to compensate Bank or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(iv) Delay in Requests. Failure or delay on the part of Bank to demand compensation pursuant to this Section shall not constitute a waiver of Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

(c) Inability to Determine Rates. If, on or prior to the first day of any LIBOR Interest Period, Bank reasonably determines that, (1) by reason of circumstances affecting the London interbank eurodollar market, the LIBOR-Based Rate cannot be determined pursuant to the definition thereof, (2) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and LIBOR Interest Period of the applicable Advance, or (3) the LIBOR-Based Rate for any requested LIBOR Interest Period with respect to a proposed Advance does not adequately and fairly reflect the cost to Bank of funding such Advance, Bank will promptly so notify Borrower. Thereafter, the obligation of Bank to make or maintain Advances with an interest rate based on the LIBOR-Based Rate shall be suspended until Bank revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for an Advance or, failing that, will be deemed to have converted such request into a request for an Advance with an interest rate based on the Prime Rate in the amount specified therein.

(d) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, ~~upon the occurrence of~~if a Benchmark Transition Event or an Early Opt-in Election, as applicable, ~~Bank may amend~~and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (a) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement ~~to replace LIBOR with~~or any other Loan Document and (y) if a Benchmark Replacement~~. Any such amendment will become effective~~ is determined in accordance with clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the ~~tenth~~fifth (~~10~~5th) Business Day after ~~Bank has~~the date notice of such Benchmark Replacement is provided ~~such proposed amendment~~ to Borrower without any amendment to this Agreement or any other Loan Document, or further action or consent of Borrower, so long as Bank has not received, by such time, written notice of objection to such ~~amendment from Borrower. No replacement of LIBOR with a~~ Benchmark Replacement ~~pursuant to this Section 2.6(d) will occur prior to the applicable Benchmark Transition Start Date~~from Borrower.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower.

(iii) Notices; Standards for Decisions and Determinations. Bank will promptly notify Borrower of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and ~~Benchmark Transition Start~~ Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Bank pursuant to this Section 2.6(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in ~~Bank’s~~its sole discretion and without consent from Borrower, except, in each case, as expressly required pursuant to this Section 2.6(d).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Bank in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Bank may modify the definition of “LIBOR Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Bank may modify the definition of “LIBOR Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) (iv) Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for a LIBOR Rate Advance or a conversion to or continuation of LIBOR Rate Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for, or a conversion to, an Advance with an interest rate based on the Prime Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Prime Rate.

(e) Illegality. If Bank reasonably determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Bank or its applicable lending office to make, maintain, or fund Advances the interest rate of which is determined by reference to the LIBOR-Based Rate, or to determine or charge interest rates based upon the LIBOR-Based Rate, or any Governmental Authority has imposed material restrictions on the authority of Bank to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by Bank to Borrower, any obligation of Bank to make or continue such Advances shall be suspended until Bank notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from Bank, prepay or, if applicable, convert all Advances to Advances with an interest rate based upon the Prime Rate, either on the last day of the LIBOR Interest Period therefor, if Bank may lawfully continue to maintain such Advances to such day, or immediately, if Bank may not lawfully continue to maintain such Advances. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.6(a).

2.7 Term; Reduction of Revolving Line.

(a) This Agreement shall become effective on the Closing Date and, subject to Section 12.8, shall continue in full force and effect for so long as any Obligations (other than inchoate indemnity obligations or obligations extending beyond maturity that have been cash collateralized in an amount and manner satisfactory to Bank) remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

(b) Borrower may, at any time, reduce or terminate the Revolving Line; provided, that each partial reduction of the Revolving Line shall be in a minimum amount of One Million Dollars ($1,000,000.00) or in an integral multiple of Five Hundred Thousand Dollars ($500,000.00) in excess thereof. Borrower shall notify Bank of any election to reduce or terminate the Revolving Line at least three (3) Business Days prior to the effective date of such reduction or termination, specifying such election and the effective date thereof. In furtherance of the foregoing, subject to Section 12.8, Borrower may terminate this Agreement at any time, without premium or penalty, and provided all Obligations have been paid in full (other than inchoate indemnity obligations or obligations extending beyond maturity that have been cash collateralized in an amount and manner satisfactory to Bank). Borrower shall not terminate or reduce the Revolving Line if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Revolving Line. Any reductions of the Revolving Line shall be permanent.

2.8 Taxes.

(a) Any and all payments by the Loan Parties under any Loan Document shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any tax from any such payment by Bank, then Bank shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law, and, if such tax is imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document (an “Indemnified Tax”), then the sum payable by such Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made. For the avoidance of doubt, Indemnified Taxes shall not include Excluded Taxes.

(b) Each Loan Party hereby indemnifies Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Bank or required to be withheld or deducted from a payment to Bank and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. Promptly upon having knowledge that any such Indemnified Taxes have been levied, imposed or assessed, and promptly upon notice by Bank, the Loan Parties shall pay such Indemnified Taxes directly to the relevant taxing authority or governmental authority; provided that Bank shall not be under any obligation to provide any such notice to any Loan Party. A certificate as to the amount of such payment or liability delivered to any Loan Party by Bank shall be conclusive absent manifest error.

3. CONDITIONS OF CLOSING AND CREDIT EXTENSIONS.

3.1 Conditions Precedent to Closing. The effectiveness of this Agreement (the “Closing”) is subject to the following conditions precedent:

(a) Bank shall have received, in form and substance satisfactory to Bank, the following:

(i) a duly executed copy of this Agreement;

(ii) a duly executed copy of the Pledge Agreement;

(iii) a duly executed copy of the Guaranty;

(iv) an officer’s certificate of each Loan Party with respect to incumbency and resolutions authorizing the execution and delivery of each Loan Document to which it is a party, and certifying as to true, correct and complete attached copies of the Operating Documents and good standing certificates of such Loan Party certified by the Secretary of State (or equivalent agency) of such Loan Party’s jurisdiction of organization or formation, each (other than in the case of the certified articles of organization or articles of incorporation, as applicable, for each Guarantor) as of a date no earlier than thirty (30) days prior to the Closing Date;

(v) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that Bank may deem necessary or desirable in order to perfect the Liens created hereunder, covering the Collateral described herein;

(vi) evidence satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect;

(vii) payment of the fees and Bank Expenses then due specified in Section 2.5;

(viii) current SOS Reports from the Secretaries of State of each Loan Party State indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(ix) a current Compliance Certificate in accordance with Section 6.2;

(x) a duly executed copy of the Perfection Certificate;

(xi) copies of the (A) documentation and other information requested by Bank in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least three (3) Business Days prior to the Closing Date and (B) at least three (3) Business Days prior to the Closing Date, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification;

(xii) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Section 3.1(c) have been satisfied and (B) that there has been no event or circumstance since December 31, 2018 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(xiii) a certificate from Borrower’s chief financial officer or senior vice president of finance attesting that the Loan Parties, on a consolidated basis and taken as a whole, are Solvent as of the Closing Date;

(xiv) evidence that the Existing Credit Agreement and the Loan Documents (as defined therein) have been, or concurrently with the Closing Date are being, terminated and all Liens securing obligations thereunder have been, or concurrently with the Closing Date are being, released; and

(xv) (i) a pro forma balance sheet of Borrower and its Subsidiaries as of the Closing Date after giving effect to the transactions contemplated hereunder, (ii) audited financial statements of Borrower and its Subsidiaries as described in Section 6.2(a)(ii) for the fiscal years ending December 31, 2017 and December 31, 2018, and (iii) projections for each of the fiscal years during the term of this Agreement as described in Section 6.2(a)(vi) and, in the case of the projections for the fiscal year ending December 31, 2020, approved by Borrower’s Board of Directors;

(b) Bank shall have completed a due diligence investigation of Borrower and its Subsidiaries in scope, and with results, satisfactory to Bank, and shall have been given such access to the management, records, books of account, contracts and properties of Borrower and its Subsidiaries and shall have received such financial, business and other information regarding each of the foregoing Persons and businesses as Bank shall have requested;

(c) (i) the representations and warranties contained herein and in any other Loan Document shall be true and correct in all respects on and as of the Closing Date, and (ii) no Default or Event of Default has occurred and is continuing; and

(d) such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) solely in the case of the ~~initial~~first Credit Extension occurring after July 1, 2021, Bank shall have received, in form and substance satisfactory to Bank, ~~the following:~~

~~(i) good standing certificates of such Loan Party certified by the Secretary of State (or equivalent agency) of each jurisdiction in which such Loan Party is qualified to conduct business except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect;(ii)~~ current SOS Reports ~~for Holdings, each Loan Party, Athena Technology Merger Sub, Inc. and Athena Technology Merger Sub 2, LLC~~ indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

~~(iii) an executed legal opinion of the Loan Parties’ counsel dated as of the date of such initial Credit Extension;~~

~~(iv) a certificate from Borrower’s chief financial officer or senior vice president of finance attesting that the Loan Parties, on a consolidated basis and taken as a whole, are Solvent both before and after giving effect to such initial Credit Extension;~~

~~(v) lender loss payable and/or additional insured and notice of cancellation clauses or endorsements in favor of Bank in respect of the insurance policies required by Section 6.5 hereof;~~

~~(vi) an officer’s certificate of each Guarantor certifying as to a true, correct and complete attached copy of such Guarantor’s articles of organization or articles of incorporation, as applicable, certified by the Secretary of State (or equivalent agency) of such Loan Party’s jurisdiction of organization or formation, as of a date no earlier than thirty (30) days prior to the date of such initial Credit Extension;~~

~~(vii) payment of the fees and Bank Expenses then due specified in Section 2.5; and~~

~~(viii) a Lessor’s Acknowledgment and Subordination with respect to Borrower’s leased location for its offices located at 525 Washington Blvd., 14th Floor, Jersey City, NJ and Riverfront Plaza West, 901 East Byrd Street, 9th Floor, Richmond, VA;~~

(b) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

(c) (i) the representations and warranties contained herein and in any other Loan Document shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date (provided, however, that (x) any representations and warranties that already are qualified or modified by materiality in the text thereof and (y) those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date), and (ii) no Default or Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(c).

4. CREATION OF SECURITY INTEREST.

4.1  Grant of Security Interest.

(a) Each Loan Party grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by such Loan Party of each of its covenants and duties under the Loan Documents. Except for Permitted Prior Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Each Loan Party also hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property, except in connection with Permitted Liens and Permitted Transfers.

Notwithstanding any termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations (other than inchoate indemnity obligations or obligations extending beyond maturity that have been cash collateralized in an amount and manner satisfactory to Bank) are outstanding. Upon Bank’s written confirmation of payment in full of the Obligations (other than inchoate indemnity obligations or obligations extending beyond maturity that have been cash collateralized in an amount and manner satisfactory to Bank), and the termination of Bank’s obligation to extend Credit Extensions hereunder, Bank shall release its security interest in the Collateral (at Borrower’s sole cost and expense) and deliver such documents and agreements reasonably required in order to acknowledge such release.

(b) Each Loan Party acknowledges that it or its Subsidiaries previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank or Bank’s Affiliates. Regardless of the terms of any Bank Services Agreement, each Loan Party agrees that any amounts such Loan Party or any of its Subsidiaries owes Bank or Bank’s Affiliates thereunder shall be deemed to be Obligations hereunder and that it is the intent of each Loan Party and its Subsidiaries and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Prior Liens).

(c) If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Advances has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (i) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (ii) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.

4.2 Perfection of Security Interest. Each Loan Party authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (a) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (b) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether such Loan Party is an organization, the type of organization and any organizational identification number issued to such Loan Party, if applicable. Any such financing statements may be filed by Bank at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Each Loan Party shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Each Loan Party shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, such Loan Party shall take such steps as Bank reasonably requests for Bank to (i) subject to Section 7.10, obtain an acknowledgment, in form and substance reasonably satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, and (ii) subject to Section 6.6, obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a ~~control agreement in form and substance reasonably satisfactory to Bank~~Control Agreement. No Loan Party will create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Each Loan Party from time to time may deposit with Bank specific cash collateral to secure specific Obligations. Each Loan Party authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by such Loan Party or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding. If any Loan Party shall acquire a commercial tort claim with a value in excess of $500,000, such Loan Party shall notify Bank of the general details thereof in the Compliance Certificate required to be delivered under this Agreement following such event and shall grant to Bank in a writing signed by such Loan Party and delivered with such Compliance Certificate a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect ~~Borrower~~Loan Parties’~~s~~ Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify ~~Borrower~~each Loan Party’s and its Subsidiaries’ financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5. REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants, for itself and its Subsidiaries, as follows:

5.1 Due Organization and Qualification. Each Loan Party and its Subsidiaries is an entity duly existing under the laws of the jurisdiction in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2 Due Authorization; No Conflict; Enforceability. The execution, delivery, and performance of the Loan Documents are within such Loan Party’s powers, have been duly authorized, and (a) are not in conflict with nor constitute a breach of any provision contained in such Loan Party’s Operating Documents, (b) do not contravene, conflict with, constitute a default under or violate any material requirement of applicable law, (c) do not contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority in the United States by which any Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (d) do not require any action by, filing, registration, or qualification with, or approval from, any Governmental Authority in the United States (except such approvals which have already been obtained and are in full force and effect), and (e) do not constitute an event of default under any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms.

5.3 Collateral. Each Loan Party has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. Other than movable items of personal property such as laptop computers, all Collateral having an aggregate book value in excess of One Hundred Thousand Dollars ($100,000.00), is located solely in the Collateral States. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule or as expressly permitted by Section 6.6 or otherwise in this Agreement, none of the Collateral is maintained or invested with a Person other than Bank or Bank’s Affiliates.

5.4 Intellectual Property. Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own, except for licenses granted by such Loan Party to its customers in the ordinary course of business, off-the-shelf and similar non-customized inbound licenses for applications of third parties used in connection with such Loan Party’s business and products, open source software licenses and licenses, if any, set forth on the Schedule. To the best of each Loan Party’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to any Loan Party that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect.

5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, no Loan Party has done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of each Loan Party is located in the Chief Executive Office State at the address indicated in the Perfection Certificate.

5.6 Actions, Suits, Litigation, or Proceedings. Except as set forth in the Schedule, there are no actions, suits, litigation or proceedings, at law or in equity, pending by or against Borrower or any Subsidiary before any court, administrative agency, or arbitrator in which a likely adverse decision could reasonably result in liability involving more than Five Hundred Thousand Dollars ($500,000.00) individually or One Million Dollars ($1,000,000.00) in the aggregate.

5.7 Financial Statements; No Material Adverse Effect or Default.

(a) All consolidated and consolidating financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended.

(b) Since the date of the most recent financial statements submitted to Bank, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) The audited financial statements of Borrower delivered pursuant to Section 3.1(a)(xv) or, after the Closing Date, Section 6.2(a)(ii), (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(d) No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.8 Solvency; Payment of Debts. The Loan Parties, on a consolidated basis and taken as a whole, are Solvent.

5.9 Compliance with Laws and Regulations.

(a) ~~Borrower~~Each Loan Party and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from ~~Borrower~~any Loan Party’s or any Subsidiary’s failure to comply with ERISA that is reasonably likely to result in ~~Borrower~~any Loan Party’s or any Subsidiary’s incurring any liability that could reasonably be expected to have a Material Adverse Effect. ~~Borrower~~No Loan Party is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. ~~Borrower~~No Loan Party is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations X, T and U of the Board of Governors of the Federal Reserve System). As of the date hereof, there are no strikes, lockouts or slowdowns against ~~Borrower~~any Loan Party or any of its Subsidiaries pending or, to the knowledge of Borrower, threatened. ~~Borrower~~Each Loan Party and each Subsidiary has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. ~~Borrower~~Each Loan Party and each Subsidiary is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. ~~Borrower has not, and no~~No Loan Party or any Subsidiary has~~,~~ violated any statutes, laws, ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect.

(b) ~~Borrower~~Each Loan Party and each Subsidiary have filed or caused to be filed all tax returns and reports required to be filed, and have paid, or have made adequate provision for the payment of, all taxes, assessments, deposits and contributions owed by ~~Borrower~~such Loan Party or such Subsidiary except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect. Each Loan Party is unaware of any claims or adjustments proposed for any of such Loan Party’s or any of its Subsidiaries’ prior tax years which could result in additional taxes becoming due and payable by such Loan Party or such Subsidiary, except, with respect to any Subsidiary (other than any Guarantor), such claims or adjustments that could not reasonably be expected to result in a Material Adverse Effect on such Subsidiary’s business.

(c) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Subsidiary that is not subject to United States law (a “Foreign Plan”):

(i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

5.10 Subsidiaries. No Loan Party or any Subsidiary owns any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.11 Government Consents. ~~Borrower~~Each Loan Party and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.12 Inbound Licenses. Except as disclosed on the Schedule, no Loan Party is a party to, nor is bound by, any material inbound license or other agreement, the failure, breach, or termination of which could reasonably be expected to cause a Material Adverse Effect, or that prohibits or otherwise restricts such Loan Party from granting a security interest in such Loan Party’s interest in such license or agreement or any other property.

5.13 Shares. Each Loan Party has full power and authority to create a first lien on the applicable Shares and no disability or contractual obligation exists that would prohibit such Loan Party from pledging the Shares pursuant to this Agreement. To each Loan Party’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To each Loan Party’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and no Loan Party knows of any reasonable grounds for the institution of any such proceedings. None of the Shares are certificated or otherwise evidenced by a “security certificate” (as that term is used in Article 8 of the Code).

5.14 Full Disclosure. No representation, warranty or other statement made by any Loan Party in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

5.15 Insurance. The insurance maintained by or on behalf of Borrower and its Subsidiaries is adequate and is customary for companies engaged in the same or similar businesses operating in the same or similar locations. As of the ~~date hereof~~Combination Effective Date, all premiums in respect of such insurance have been paid.

5.16 Beneficial Ownership Certification. As of the ~~Closing~~Combination Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.17 Sanctions. None of Borrower, any of its Subsidiaries, any director or officer, or any employee, agent, or Affiliate, of Borrower or any of its Subsidiaries is Person that is, or is owned or controlled by Persons that are, (a) the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Hong Kong Monetary Authority or any other relevant sanctions authorities (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is the target of Sanctions, including currently, the Crimea region, Cuba, Iran, North Korea and Syria.

5.18 Anti-Bribery Laws. None of Borrower or any of its Subsidiaries nor to the knowledge of Borrower, any director, officer, agent, employee, Affiliate or other person acting on behalf of Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, Borrower and, to the knowledge of Borrower, its Affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

5.19 Perfection Certificate. In connection with this Agreement, each Loan Party has delivered to Bank a completed certificate signed by such Loan Party, entitled “Perfection Certificate” (the “Perfection Certificate”). Each Loan Party represents and warrants to Bank that (a) such Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) such Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth such Loan Party’s organizational identification number or accurately states that such Loan Party has none; (d) the Perfection Certificate accurately sets forth such Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); (e) such Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to such Loan Party and each of its Subsidiaries is accurate and complete (it being understood and agreed that such Loan Party may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement). If such Loan Party is not now a registered organization but later becomes one, such Loan Party shall promptly notify Bank of such occurrence and provide Bank with such Loan Party’s organizational identification number.

6. AFFIRMATIVE COVENANTS.

Each Loan Party, for itself and its Subsidiaries, covenants that, until payment in full of all outstanding Obligations (other than inchoate indemnity obligations or obligations extending beyond maturity that have been cash collateralized in an amount and manner satisfactory to Bank), and for so long as Bank may have any commitment to make an Advance hereunder, such Loan Party shall, and shall cause its Subsidiaries to, do all of the following:

6.1 Good Standing and Government Compliance. Maintain its organizational existence and good standing in its state of formation (except to the extent a change with respect to a Subsidiary is in the best interest of Borrower and the Subsidiaries, and such change does not result could not be reasonably expected to result in an Material Adverse Effect), and maintain qualification and good standing in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and furnish to Bank the organizational identification number issued to such Loan Party or Subsidiary by the authorities of the jurisdiction in which such Loan Party or Subsidiary is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could reasonably be expected to have a Material Adverse Effect. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

6.2 Financial Statements, Reports, Certificates.

(a) Deliver to Bank: (i) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter, a company prepared consolidated and consolidating balance sheet, income statement, cash flow statement and recurring revenue report covering Borrower’s operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within ~~one hundred eighty~~ninety (~~180~~90) days after the end of Borrower’s fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (including no going concern comment or qualification) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission within five (5) days of filing with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against ~~Borrower~~any Loan Party or any Subsidiary that could reasonably be expected to result in damages or costs to ~~Borrower~~such Loan Party or ~~any~~such Subsidiary of Five Hundred Thousand Dollars ($500,000.00) or more or any other matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(v) promptly upon receipt, each management letter prepared by Borrower’s independent certified public accounting firm regarding Borrower’s management control systems; (vi) as soon as available, but in any event not later than sixty (60) days after the end of each fiscal year, Borrower’s financial and business projections and budget (on a quarterly basis, including income statements, balance sheets and cash flow statements, by quarter) for the immediately following year, with evidence of approval thereof by Borrower’s Board of Directors, and contemporaneously with delivery or approval by Borrower’s Board of Directors, any updates or changes thereto; (vii) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time, (viii) promptly following any request therefor, information and documentation reasonably requested by Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation, (ix) prompt notice of the creation or acquisition of any Subsidiary, and (x) within five (5) Business Days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of governmental approvals or requirements of law or that could reasonably be expected to have a material effect on any of the governmental approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

(b) Within forty-five (45) days after the last day of each quarter, deliver to Bank aged listings by invoice date of accounts receivable and accounts payable.

(c) Within forty-five (45) days after the last day of each quarter, deliver to Bank with the quarterly financial statements a Compliance Certificate certified as of the last day of the applicable quarter and signed by a Responsible Officer in substantially the form of Exhibit D hereto.

(d) Immediately upon becoming aware of the occurrence or existence of an Event of Default hereunder, deliver to Bank a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrower delivers this information electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, or .pdf file within five (5) Business Days of submission of the unsigned electronic copy the certification of quarterly financial statements and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.

6.3 Inventory; Property; Books and Records; Inspection Rights.

(a) Keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between any Loan Party or its Subsidiaries and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims of ~~Borrower~~any Loan Party or any Subsidiary involving more than Five Hundred Thousand Dollars ($500,000.00).

(b) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of ~~Borrower~~any Loan Party or ~~such~~any Subsidiary, as the case may be.

(d) At reasonable times, on five (5) Business Days’ written notice (provided no notice is required if an Event of Default has occurred and is continuing), provide Bank, or its agents, the right, during normal business hours (except if an Event of Default has occurred and is continuing), to inspect the Collateral and the right to audit and copy ~~Borrower~~Loan Parties’~~s~~ Books. The foregoing inspections and audits shall be conducted at Borrower’s expense and no more often than once every twelve (12) months with reasonable efforts to minimize disruption to Borrower’s business, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Bank shall reasonably determine is necessary.

(e) Make available to Bank, without expense to Bank, Borrower’s and its Subsidiaries’ officers, employees and agents and ~~Borrower~~Loan Parties’~~s~~ Books, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower or its Subsidiaries.

6.4 Taxes. Make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that ~~Borrower~~such Loan Party or such Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that ~~Borrower~~such Loan Party or such Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by ~~Borrower~~such Loan Party or such Subsidiary.

6.5 Insurance.

(a) At its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where ~~Borrower~~the Loan Parties’~~s~~ business is conducted on the date hereof. ~~Borrower~~Each Loan Party shall also maintain, for itself and its Subsidiaries, liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower’s.

(b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least twenty (20) days’ notice to Bank before canceling its policy for any reason other than non-payment of premium and ten (10) days’ notice for non-payment of premium. All policies of insurance shall be addressed to Bank as follows: c/o HSBC Bank USA, N.A., Attn: Insurance Department, P.O. Box 1165, Buffalo, NY 14203. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. Proceeds payable under any casualty policy will, at the applicable Loan Party’s option, be payable to such Loan Party to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest, provided that if an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.

6.6 Accounts. Commencing ~~September 1, 2020~~on the Combination Effective Date, at all times shall maintain their primary depositary accounts and treasury banking arrangements in the United States, Singapore, and Germany with Bank or Bank’s Affiliates (covered by ~~satisfactory control agreements~~Control Agreements). Commencing ~~June 30, 2020~~on the Combination Effective Date, any accounts of any Loan Party permitted hereunder to be maintained outside Bank shall be subject to ~~control agreements in form and content reasonably acceptable to Bank~~Control Agreements. The provisions of the previous sentence shall not apply to (a) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank in the Perfection Certificate by Borrower as such, (b) any deposit account that is a zero balance account or a deposit account for which the balance of such deposit account is transferred at the end of each date to a deposit account that is subject to a Control Agreement, (c) withholding tax and other fiduciary accounts, escrow accounts in respect of arrangements with third parties and worker’s compensation accounts, (d) cash collateral accounts subject to Liens permitted under Section 7.5, and (e) any deposit account, commodity account or securities account so long as the average daily maximum balance over any 30-day period (i) in each such account, individually, does not exceed Fifty Thousand Dollars ($50,000) and (ii) in the aggregate for all such accounts does not exceed Five Hundred Thousand Dollars ($500,000).

6.7 Financial Covenants.

(a) Quick Ratio. Maintain at all times an Adjusted Quick Ratio of at

(b) Annual Recurring Revenue. Permit the amount of Annual Recurring Revenue for any fiscal quarter of Borrower to be less than the minimum amount of Annual Recurring Revenue set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum Annual Recurring Revenue
March 31, 2020	$66,670,000
June 30, 2020	$70,430,000
September 30, 2020	$73,700,000
December 31, 2020	$77,510,000
March 31, 2021	$81,990,000
June 30, 2021	$87,900,000
September 30, 2021	$92,910,000
December 31, 2021	$98,430,000
March 31, 2022	$100,790,000
June 30, 2022	$104,650,000
September 30, 2022	$107,640,000
December 31, 2022 and each fiscal	$111,190,000
quarter thereafter

6.8 Registration of Intellectual Property Rights.

(a) Register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable material intellectual property rights now owned or hereafter developed or acquired by ~~Borrower~~any Loan Party or any Subsidiary, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

(b) Promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office and United States Copyright Office, including the date of such filing and the registration or application numbers, if any.

(c) Give Bank prompt written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed.

(d) (i) Protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and trade secrets, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

6.9 Consent of Inbound Licensors. Prior to entering into or becoming bound by any inbound license or agreement (other than over-the-counter software that is commercially available to the public and open source software licenses), the failure, breach, or termination of which could reasonably be expected to cause a Material Adverse Effect, (a) provide written notice to Bank of the material terms of such license or agreement with a description of its likely impact on Borrower’s business or financial condition; and (b) in good faith take such actions as Bank may reasonably request to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) ~~Borrower~~such Loan Party’s or such Subsidiary’s interest in such licenses or contract rights to be deemed Collateral and for Bank to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents, provided, however, that the failure to obtain any such consent or waiver shall not constitute a default under this Agreement.

6.10 Creation/Acquisition of Subsidiaries; Certification of Shares. In the event ~~Borrower~~any Loan Party or any Subsidiary creates or acquires any Subsidiary, (a) promptly notify Bank of the creation or acquisition of such new Subsidiary, (b) if such Subsidiary is a Domestic Subsidiary, take all such action as may be reasonably required by Bank to cause such Subsidiary to guarantee the Obligations pursuant to the Guaranty and to grant a continuing pledge and security interest in and to the collateral of such Subsidiary (substantially as described on Exhibit B hereto), (c) grant and pledge to Bank a perfected security interest in the Shares of such Subsidiary and (d) deliver to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. In the event any Loan Party’s Subsidiaries’ Shares are certificated or otherwise evidenced by a “security certificate” (as that term is used in Article 8 of the Code), such Loan Party shall deliver such security certificate, together with a duly executed transfer power or other instrument of transfer (in form and substance satisfactory to Bank) executed in blank, to Bank in accordance with and to the extent required by the Pledge Agreement.

6.11 Further Assurances. At any time and from time to time execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

6.12 Use of Proceeds. Use the proceeds of the Advances to pay expenses in connection with the Closing and for working capital and other general corporate purposes not in contravention of any law or of any Loan Document, including, without limitation, Permitted Acquisitions.

6.13 Beneficial Ownership Certification. Promptly following any request therefor, provide information and documentation reasonably requested by Bank for purpose of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

7. NEGATIVE COVENANTS.

Each Loan Party covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations (other than inchoate indemnity obligations or obligations extending beyond maturity that have been cash collateralized in an amount and manner satisfactory to Bank) are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, such Loan Party will not do any of the following:

7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or move cash balances on deposit with Bank to accounts opened at another financial institution in violation of Section 6.6, other than Permitted Transfers.

7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year. (a) Change its name or the applicable Loan Party State or relocate its chief executive office without thirty (30) days prior written notification to Bank; (b) replace its chief executive officer or chief financial officer without delivering written notification to Bank within five (5) days thereof; (c) engage in any business, or permit any of its Subsidiaries to engage in any business, other than as reasonably related or incidental to the businesses currently engaged in by Borrower; or (d) change its fiscal year end.

7.3 Fundamental Changes; Mergers or Acquisitions. Dissolve, liquidate, merge or consolidate, or permit any of its Subsidiaries to dissolve, liquidate, merge or consolidate, with or into any other business organization (other than dissolutions, liquidations, mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower; provided if any such Subsidiary is a Loan Party, a Loan Party shall be the surviving entity), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (other than investments of a Subsidiary into another Subsidiary or Borrower to the extent permitted under Section 7.7), or enter into any agreement to do any of the same, except for Permitted Acquisitions.

7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on such Loan Party or Subsidiary an obligation to prepay any Indebtedness, except (a) Indebtedness to Bank and (b) prepayments of Indebtedness (other than Subordinated Debt except as otherwise permitted in Section 7.9) in the ordinary course of business.

7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person (other than (a) the licensors of in-licensed property with respect to such property or (b) the lessors of specific equipment or lenders financing specific equipment with respect to such leased or financed equipment to the extent, if such arrangements constitute Indebtedness, such arrangements are permitted under Section 7.4) that such Loan Party or Subsidiary in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of such Loan Party’s or Subsidiary’s property. Notwithstanding anything contained herein to the contrary, no Loan Party shall create, incur, allow, or suffer any Lien on any of its Intellectual Property (except in favor of Bank).

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock or other equity securities, except that Borrower may (and, in the case of clauses (a), (b), (e) and (f), Borrower may make dividends or distributions to Holdings not to exceed an amount necessary to permit Holdings to) (a) repurchase the stock of former employees and directors pursuant to stock repurchase agreements or any equity incentive plan as long as (i) an Event of Default does not exist prior to such repurchase and would not exist after giving effect to such repurchase, and (ii) the aggregate amount of cash payments in respect of such repurchases does not exceed Five Million Dollars ($5,000,000.00) in any fiscal year, (b) repurchase the stock of former employees pursuant to and in accordance with certain option agreements or stock repurchase agreements by the cancellation of indebtedness owed by such former employees to Holdings or Borrower regardless of whether an Event of Default exists, (c) convert any of its convertible securities into equity securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, (d) ~~repurchase the remaining equity interests in~~make distributions to Holdings in an amount not to exceed the amount of proceeds from the PIPE investments described in Section 5.17 of the Combination Agreement (as defined in the First Amendment) received by Holdings and actually distributed to Borrower ~~held by Goldman Sachs or its Affiliates as~~so long as (i) an Event of Default does not exist prior to making such ~~repurchase~~distribution and would not exist after making such distribution, and (ii) on a pro forma basis after giving effect to such ~~repurchase, and (ii) the aggregate amount of cash payments in respect of such repurchase does not exceed Twenty Million Dollars ($20,000,000.00~~distribution, Borrower shall be in compliance with the financial covenants set forth in Section 6.7, (e) declare and ~~(e)~~ pay dividends in shares of its equity securities and make cash payments in lieu of the issuance of fractional shares representing insignificant interests in Holdings or Borrower in connection with any dividend, split or combination of its equity securities or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity securities of Holdings or Borrower, and (f) declare and pay cash dividends to Holdings not to exceed an amount necessary to permit Holdings to pay (i) reasonable and customary corporate and operating expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business and to board of director observers), (ii) franchise fees or similar taxes and fees required to maintain its corporate existence and (iii) all or a portion of the income tax liabilities of Borrower or its Subsidiaries to the extent that Borrower or such Subsidiary is part of a consolidated group of which Holdings is the parent and to the extent that such liability is directly attributable to the income of Borrower or such Subsidiary; provided, further, that the ~~repurchases~~dividends and distributions permitted pursuant to clauses (a), (b) and (d) above shall only be permitted to the extent that on a pro forma basis after giving effect to any such ~~repurchase~~dividend or distribution the Loan Parties shall have Liquidity in an amount of at least Twenty Million Dollars ($20,000,000.00).

7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments, or subject to Section 6.6 hereof, maintain or invest any of its property with a Person other than Bank or Bank’s Affiliates or permit any Domestic Subsidiary to do so unless such Person has entered into a ~~control agreement with Bank, in form and substance reasonably satisfactory to Bank~~Control Agreement, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower. Further, ~~Borrower~~no Loan Party shall ~~not~~ enter into, or permit any of its Subsidiaries to enter into, any license or agreement with any country that is the target of Sanctions or with any Person that is, or that is organized under or doing business in any country that is, the target of Sanctions.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of ~~Borrower~~any Loan Party except for (a) transactions that are in the ordinary course of ~~Borrower~~such Loan Party’s business, upon fair and reasonable terms that are no less favorable to ~~Borrower~~such Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) Permitted Investments, and (c) sales of equity securities to existing investors (provided no Change in Control results from such sales).

7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt and the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision of any document evidencing such Subordinated Debt, except in compliance with the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10 Inventory and Equipment. Store the Inventory or the Equipment of a book value in excess of Five Hundred Thousand Dollars ($500,000.00) with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank’s security interest and Bank

(a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business, for movable items of personal property having an aggregate book value not in excess of Five Hundred Thousand Dollars ($500,000.00) per location, and except for such other locations as Bank may approve in writing, each Loan Party shall keep the Inventory and Equipment only at the location set forth in Section 10 and such other locations of which such Loan Party gives Bank prior written notice and as to which Bank files a financing statement where needed to perfect its security interest.

7.11 No Investment Company; Margin Regulation; Compliance. (a) Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose; (b) fail to meet the minimum funding requirements of ERISA or pursuant to any Foreign Government Scheme or Arrangement, as applicable, or permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (c) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to result in a Material Adverse Effect; or (d) withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of ~~Borrower~~any Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.12 Sanctions. Directly or indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the target or subject of Sanctions or (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as issuing bank, lender, underwriter, advisor, investor or otherwise).

7.13 Anti-Bribery. Use, directly or indirectly, any part of the proceeds of any Advance for any payments that could constitute a violation of any applicable anti-bribery law.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default under this Agreement:

8.1 Payment Default. If any Loan Party or Holdings fails to pay any (a) payment of principal or interest on any Advance when due, (b) other Obligation (other than any Obligation in respect of Bank Services) within three (3) days of when due (which three (3) day cure period shall not apply to payments due on the Revolving Maturity Date), or (c) Obligation in respect of Bank Services in an aggregate amount of at least $50,000 and, in the case of this clause (c), such Loan Party or Holdings has failed to cure such default within ten (10) days after such Loan Party or Holdings receives notice thereof or any officer of such Loan Party or Holdings becomes aware thereof;

8.2 Covenant Default.

(a) If any Loan Party fails to perform any obligation under Sections 6.1 (as to existence), 6.2, 6.4, 6.5, 6.7 or 6.12 or violates any of the covenants contained in Section 7 of this Agreement; or

(b) If any Loan Party or Holdings fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the other Loan Documents or any Bank Services Agreement, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days (or, solely to the extent relating to a Bank Services Agreement, thirty (30) days) after such Loan Party or Holdings receives notice thereof or any officer of such Loan Party or Holdings becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period (or, solely to the extent relating to a Bank Services Agreement, thirty (30) day period) or cannot after diligent attempts by such Loan Party or Holdings be cured within such ten (10) day period (or, solely to the extent relating to a Bank Services Agreement, thirty (30) day period), and such default is likely to be cured within a reasonable time, then such Loan Party or Holdings shall have an additional reasonable period (which shall not in any case exceed thirty (30) days (or, solely to the extent relating to a Bank Services Agreement, sixty (60) days)) to attempt to cure such default, so long as such Loan Party or Holdings continues to diligently attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3 Material Adverse Change. If there occurs any circumstance or circumstances that would reasonably be expected to have a Material Adverse Effect~~.~~;

8.4 Defective Perfection. If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Prior Liens, Bank’s security interest in the Collateral is not prior to all other security interests or Liens of record reflected in the report;

8.5 Attachment. If any material portion of any Loan Party’s or any of its Subsidiary’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if such Loan Party or Subsidiary is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s and its Subsidiaries’ assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of Borrower’s and its Subsidiaries’ assets by the United States government, or any Governmental Authority, and the same is not paid within ten (10) days after Borrower or the applicable Subsidiary receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be made during such cure period);

8.6 Insolvency. If ~~Borrower~~Holdings, any Loan Party or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due, or if an Insolvency Proceeding is commenced by ~~Borrower~~Holdings, any Loan Party or any of its Subsidiaries, or if an Insolvency Proceeding is commenced against ~~Borrower~~Holdings, any Loan Party or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.7 Other Agreements. If there is a default or other failure to perform in any agreement to which ~~Borrower~~any Loan Party or any of its Subsidiaries is a party with a third party or parties (a) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness of Borrower or its Subsidiaries in an amount individually or in the aggregate of at least One Million Dollars ($1,000,000.00) or (b) ~~and~~ such default or failure could reasonably be expected to result in a Material Adverse Effect;

8.8 Subordinated Debt. If ~~Borrower~~any Loan Party or any Subsidiary makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank;

8.9 Judgments. If one or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against ~~Borrower~~any Loan Party or any Subsidiary and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, stay, or bonding of such judgment, order, or decree);

8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein, in any Loan Document, in any Bank Services Agreement or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement, any other Loan Document or any Bank Services Agreement which Borrower has failed to cure within ten (10) days after Borrower receives notice thereof or any officer of ~~Borrower~~Holdings, any Loan Party or any Subsidiary becomes aware thereof; provided, however, that if such default cannot by its nature be cured within such ten (10) day period, and is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed an additional thirty (30) days) to attempt to cure such default, so long as Borrower continues to diligently attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.11 Loan Documents; Bank Services Agreements. Any Loan Document, or any material provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or ~~Borrower~~Holdings, any Loan Party or any other Person contests in writing the validity or enforceability of any Loan Document or any Bank Services Agreement or, in either case, any provision thereof; or ~~Borrower~~Holdings or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document;

8.12 Change of Control. The occurrence of a Change in Control; ~~and~~or

8.13 Governmental Approvals. Any governmental approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such governmental approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal in the case of either clause (a) or (b) (i) cause, or could reasonably be expected to result in, a Material Adverse Effect, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold a governmental approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any governmental approval in any other jurisdiction and such effect on the status of or legal qualifications of Borrower or any of its Subsidiaries cause, or could reasonably be expected to result in, a Material Adverse Effect.

9. BANK’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by the Loan Parties:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6, all Obligations shall become immediately due and payable without any action by Bank);

(b) Cause to be terminated any FX Contracts;

(c) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(e) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Loan Party agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Each Loan Party authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of any Loan Party’s owned premises, each Loan Party hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(f) Set off and apply to the Obligations any and all (i) balances and deposits of such Loan Party held by Bank or its Affiliates, and (ii) indebtedness at any time owing to or for the credit or the account of such Loan Party held by Bank or its Affiliates;

(g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, each Loan Party’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, such Loan Party’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Loan Party’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

(i) Bank may credit bid and purchase at any public sale;

(j) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of the Loan Parties and their Subsidiaries or any other Person liable for any of the Obligations; and

(k) Exercise all rights and remedies available to Bank under the Loan Documents or any Bank Services Agreement or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as such Loan Party’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse such Loan Party’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign such Loan Party’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Loan Party where permitted by law; provided Bank may exercise such power of attorney to sign the name of such Loan Party on any of the documents described in clause (g) above, regardless of whether an Event of Default has occurred. The appointment of Bank as each Loan Party’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Advances hereunder is terminated.

9.3 Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to any Loan Party of Bank’s security interest in such funds and verify the amount of such Account. Each Loan Party shall collect all amounts owing to such Loan Party for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses. If any Loan Party fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent, provided that Bank shall give Borrower prior written notice of its intent to spend more than Fifty Thousand Dollars ($50,000.00) in accordance with this Section 9.4. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5 Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against the Loan Parties. Each Loan Party waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

9.7 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, the Bank Services Agreements and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on any Loan Party’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Each Loan Party expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

9.8 Demand; Protest. Except as otherwise provided in this Agreement, each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

10. NOTICES.

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below. Bank or any Loan Party may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to any Loan Party:	c/o AvePoint, Inc.
Riverfront Plaza West
901 East Byrd Street, 9th Floor
Richmond, VA 23219
Attn: General Counsel
Email: legal@avepoint.com

If to Bank:	HSBC Ventures USA Inc.
452 Fifth Avenue
New York, NY 10018
Attn: Jan Luehrs
Email: jan.luehrs@us.hsbc.com

With a copy to:

HSBC Ventures USA Inc.
95 Washington Street
Buffalo, NY 14203
Attn: CMB Loan Service

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.

This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) arising out of or relating thereto (except, as to any Loan Document, as expressly set forth therein) and the transactions contemplated by such documents shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles except Title 14 of Article 5 of the New York General Obligations law. Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process, right to a jury trial and agrees that service thereof may be made by certified or registered mail directed to such Person at such Person’s address for purposes of notices hereunder and that service so made shall be deemed completed upon the earlier to occur of such Person’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12. GENERAL PROVISIONS.

12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder; provided, however, that, so long as no Default has occurred and is continuing, any such assignment (other than any assignment to an Affiliate of the Bank or Approved Funds) shall be subject to the consent (not to be unreasonably withheld or delayed) of Borrower; provided further that Borrower shall be deemed to have consented to any such assignment unless Borrower shall object thereto by written notice to the Bank within five (5) days after having received written notice thereof.

12.2 Indemnification. Each Loan Party agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents and any Bank Services Agreement; and (b) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, or arising from transactions between Bank and any Loan Party (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by any Indemnified Person’s gross negligence or willful misconduct as determined by a final and non-appealable decision of a court of competent jurisdiction. This Section 12.2 shall not apply with respect to taxes other than any taxes that represent losses or expenses arising from any non-tax claim.

12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.6 Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing signed by the parties. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than inchoate indemnity obligations or obligations extending beyond maturity that have been cash collateralized in an amount and manner satisfactory to Bank) remain outstanding or Bank has any obligation to make any Credit Extension to Borrower. The obligations of the Loan Parties to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

12.9 Confidentiality. In handling any confidential information regarding Borrower and its Subsidiaries and their business, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Advances (provided, however, Bank shall obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision or to terms substantially the same as those of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information. Bank Entities may use confidential information for the development of databases, reporting purposes, and market analysis so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between any Loan Party and Bank arising out of or relating to the Loan Documents, the Bank shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12 Right of Setoff. Each Loan Party hereby grants to Bank and its Affiliates a Lien and a right of setoff as security for all Obligations to Bank and its Affiliates, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any of its Affiliates or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank and its Affiliates may setoff the same or any part thereof (other than amounts in deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank in the Perfection Certificate by Borrower as such) and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK OR ITS AFFILIATES TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY LOAN PARTY, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.13 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14 Divisions. For all purposes hereunder and under the other Loan Documents, if in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized by the holders of its equity interests at such time on the first date of its existence for purposes of Section 6.10.

12.15 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.16 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.17 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.18 Patriot Act; Compliance with Sanctions. Pursuant to the requirements of the Patriot Act, each Loan Party must provide information to Bank that enables it to verify identification information concerning such Loan Party, including the name and address of such Loan Party and other information that will allow Bank to identify such Loan Party in accordance with the Patriot Act.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

AVEPOINT, INC.

By:
Name:

Title:

AVEPOINT PUBLIC SECTOR, INC.

By:

Name:

Title:

AVEPOINT HOLDINGS USA, LLC

By:

Name:

Title:

[Signature Page to Loan and Security Agreement]

HSBC VENTURES USA INC.

By:

Name:

Title:

[Signature Page to Loan and Security Agreement]

EXHIBIT A

DEFINITIONS

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to any Loan Party or Subsidiary arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by such Loan Party or Subsidiary and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by such Loan Party or Subsidiary and ~~Borrower~~Loan Parties’~~s~~ Books relating to any of the foregoing.

“Adjusted Quick Ratio” means the ratio of (a) Quick Assets to (b) Current Liabilities minus Deferred Revenue.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Line.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Annual Recurring Revenue” means, as of any date of determination, the sum of annualized contractually obligated revenues due to Borrower and its Subsidiaries from Recurring Revenue Contracts.

“Approved Fund” means any Fund that is administered or managed by (a) Bank, (b) an Affiliate of Bank or (c) an entity or an Affiliate of an entity that administers or manages Bank.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a LIBOR Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “LIBOR Interest Period” pursuant to clause (iv) of Section 2.6(d).

“Availability Amount” means, as of any date of determination, (a) the Revolving Line, minus (b) Total Outstandings~~, minus (c) the Availability Block.~~

~~“Availability Block” means, as of any date of determination, for the period commencing on the Closing Date through and including August 31, 2020, $18,000,000~~.

“AvePoint Public Sector” means AvePoint Public Sector, Inc., a Virginia corporation and a wholly-owned Domestic Subsidiary.

“Bank Entities” has the meaning assigned in Section 12.9.

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“Bank Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses of outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses of outside counsel incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Bank Services” are any cash management arrangements, letters of credit, deposit accounts, business credit cards and foreign exchange services (including any FX Contracts) previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any of Bank’s Affiliates, as any such products or services may be identified in Bank’s or such Affiliate’s various agreements related thereto (each, a “Bank Services Agreement”).

~~“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.~~

~~“Beneficial Ownership Regulation” means 31 C.F.R. Sec. 1010.230~~

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (i) of Section 2.6(d).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Bank for the applicable Benchmark Replacement Date:

(a) the sum of: (~~a~~i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

(b) the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment;

(c) the sum of: (i) the alternate benchmark rate ~~(which may include Term SOFR)~~ that has been selected by Bank and Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (~~i~~1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~ii~~2) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement ~~to LIBOR~~for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (~~b~~ii) the related Benchmark Replacement Adjustment;

provided that, ~~if~~in the case of clause (1), such Unadjusted Benchmark Replacement ~~as so~~is displayed on a screen or other information service that publishes such rate from time to time as selected by Bank in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a), (b) or (c) above would be less than ~~1.00%~~the Floor, the Benchmark Replacement will be deemed to be ~~1.00%~~the Floor for the purposes of this Agreement and the other Loan Documents.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of ~~LIBOR~~the then current Benchmark with an Unadjusted Benchmark Replacement for ~~each~~any applicable LIBOR Interest Period~~,~~ and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a) for purposes of clauses (a) and (b) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Bank:

(i) the spread adjustment, or method for calculating or determining such spread adjustment~~,~~ (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such LIBOR Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such LIBOR Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b) for purposes of clause (c) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Bank and Borrower for the applicable Corresponding Tenor giving due consideration to (~~a~~i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~LIBOR~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (~~b~~ii ) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~LIBOR~~such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities ~~at such time~~;

provided that, in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Bank in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Business Day,” the definition of “LIBOR Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or

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operational matters) that Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Bank in a manner substantially consistent with market practice (or, if Bank decides that adoption of any portion of such market practice is not administratively feasible or if Bank determines that no market practice for the administration of ~~the~~such Benchmark Replacement exists, in such other manner of administration as Bank decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to ~~LIBOR~~the then-current Benchmark:

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~LIBOR~~all Available Tenors of such Benchmark (or such component thereof); ~~or~~

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(c)

in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to Borrower, so long as Bank has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to Borrower, written notice of objection to such Early Opt-in Election from Borrower.

For the avoidance of doubt, (a) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (b) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to ~~LIBOR~~the then-current Benchmark:

(a)

a public statement or publication of information by or on behalf of the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~LIBOR~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~LIBOR~~any Available Tenor of such Benchmark (or such component thereof);

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(b)

a public statement or publication of information by the regulatory supervisor for the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof), the ~~U.S.~~Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for ~~LIBOR~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~LIBOR~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~LIBOR~~such Benchmark (or such component), which states that the administrator of ~~LIBOR~~such Benchmark (or such component) has ceased or will cease to provide ~~LIBOR~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~LIBOR~~any Available Tenor of such Benchmark (or such component thereof); or

(c)

a public statement or publication of information by the regulatory supervisor for the administrator of ~~LIBOR~~such Benchmark (or the published component used in the calculation thereof) announcing that ~~LIBOR is~~all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

~~“Benchmark Transition Start Date” means, (a) in~~For the ~~case~~avoidance of doubt, a “Benchmark Transition Event~~, the earlier of (i) the applicable~~” will be deemed to have occurred with respect to any Benchmark ~~Replacement Date and (ii) if such Benchmark Transition Event is~~if a public statement or publication of information ~~of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information~~set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or ~~if~~ the ~~expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Bank by notice to Borrower, so long as Bank has not received, by such date, written notice of objection to such Early Opt-In Election from Borrower~~published component used in the calculation thereof).

“Benchmark Unavailability Period” means~~, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement,~~ the period (~~if any) (~~a) beginning at the time that ~~such~~a Benchmark Replacement Date ~~pursuant to clauses (a) or (b) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced ~~LIBOR~~the then-current Benchmark for all purposes hereunder ~~and under any Loan Document~~ in accordance with Section 2.6(d) and (b) ending at the time that a Benchmark Replacement has replaced ~~LIBOR~~the then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Loan Document in accordance with Section 2.6(d).

“~~Borrower’s Books” means all of Borrower’s and its Subsidiaries’ books and records including: ledgers; records concerning Borrower’s and its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such informationBeneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.~~

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“Beneficial Ownership Regulation” means 31 C.F.R. Sec. 1010.230.

“Business Day” means any day that is not a Saturday, Sunday or a day on which Bank is closed, and if any determination of a “Business Day” shall relate to an FX Contract, the term “Business Day” shall mean a day on which dealings are carried on in the country of settlement of the Foreign Currency. In addition, when used in connection with a LIBOR Rate Advance, the term “Business Day” is any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or Moody’s Investors Service, Inc., and any successor to any of the foregoing; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means :

(a)

a transaction in which any “person” or “group” (within the meaning of ~~Section~~Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in ~~Rule~~Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of ~~a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily~~25% or more of the equity securities of Holdings entitled to vote ~~in~~for members of the ~~election~~board of directors~~, empowering~~ or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such “person” or “group” ~~to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction (other than by~~has the right to acquire pursuant to any option right); or

(b)	Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the sale of Borrower’s equity ~~securities~~interests in ~~a Public Offering)~~Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives

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thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Chief Executive Office State” means the state where the applicable Loan Party’s chief executive office is located.

“Claims” has the meaning assigned in Section 12.2.

“Closing” has the meaning assigned in Section 3.1.

“Closing Date” means the date on which the Closing occurs in accordance with Section 3.1.

“Code” means the Uniform Commercial Code of the State of New York as amended or supplemented from time to time; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means the property described on Exhibit B attached hereto and all Negotiable Collateral to the extent not described in Exhibit B, except to the extent (a) any such property is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (b) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (c) any such property constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of sixty-five percent (65%) of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote, or (d) is property (including any attachments, accessions or replacements) that is subject to a Lien that is permitted pursuant to clause (c) of the definition of Permitted Liens, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder, provided that such property will be deemed “Collateral” hereunder upon the termination and release of such Permitted Lien; provided that in no case shall the definition of “Collateral” exclude any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment.

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“Collateral State” means the state or states where the Collateral having an aggregate book value in excess of One Hundred Thousand Dollars ($100,000.00) is located, which is New Jersey and Virginia.

“Combination Effective Date” means the “Combination Effective Date” as defined in the First Amendment.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (a) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (b) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (c) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Contracts” means subscription revenue contracts, maintenance renewal contracts, maintenance contracts and OEM contracts, and other contracts of a similar type, of Borrower and its Subsidiaries.

“Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and Bank, which agreement is in form and substance reasonably acceptable to Bank and which provides Bank with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

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“Credit Extension” means any Advance, any FX Contract, amount utilized for cash management services, or any other extension of credit by Bank or its Affiliates for Borrower’s benefit.

“Current Liabilities” means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, plus, without duplication, the aggregate amount of Borrower’s and its Subsidiaries’ Total Liabilities that mature within one (1) year as at such date.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Bank in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Bank decides that any such convention is not administratively feasible for Bank, then Bank may establish another convention in its reasonable discretion.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning assigned in Section 2.3(b).

“Deferred Revenue” means, as of any date of determination, all amounts received or invoiced pursuant to Contracts in advance of performance under Contracts and not yet recognized as revenue but expected to be recognized as revenue within twelve (12) months from such date of determination.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Early Opt-in Election” means, if the then-current Benchmark is LIBOR, the occurrence of:

(a)

~~the~~a determination by Bank that ~~with respect to the LIBOR-Based Rate, similar United States~~at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities being executed at such time~~, or that include language similar to that contained in Section 2.6(d) are being executed or amended (as applicable) to incorporate or adopt~~ contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a ~~new~~ benchmark ~~interest~~ rate ~~to replace the LIBOR-Based Rate~~(and such credit facilities are identified in the notice to Borrower described in clause (b) below and are publicly available for review), and

(b)	the election by Bank to ~~declare that an Early Opt-in Election has occurred~~trigger a fallback from LIBOR and the provision by Bank of written notice of such election to Borrower.

“Environmental Laws” means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

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“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which any Loan Party has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Section 8.

“Excluded Taxes” means any of the following taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank: (a) taxes imposed on or measured by net income (however denominated), franchise taxes and branch profits taxes, in each case (i) imposed by the United States or as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such tax, or (ii) that are Other Connection Taxes, (b) U.S. federal withholding taxes that are imposed on amounts payable to Bank to the extent that the obligation to withhold amounts existed on the date of this Agreement, and (c) any U.S. federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Loan and Security Agreement dated as of May 6, 2016, by and between East West Bank and Borrower, as amended, supplemented or otherwise modified and in effect prior to the date hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and any intergovernmental agreement entered into in connection with the implementation of such Sections of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FCPA” has the meaning assigned in Section 5.18.

“~~Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source~~First Amendment” means that certain First Amendment to Loan and Security Agreement, dated as of July 1, 2021, by and among Borrower, Holdings, the Guarantors, and Bank.

“Floor” means one percent (1.00)%.

“Foreign Currency” is lawful money of a country other than the United States.

“Foreign Government Scheme or Arrangement” is defined in Section 5.9(c).

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“Foreign Plan” has the meaning assigned in Section 5.9(c).

“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“FX Contract” means any foreign exchange contract by and between Borrower and Bank or any of Bank’s Affiliates under which Borrower commits to purchase from or sell to Bank or such Affiliate a specific amount of Foreign Currency on a specified date.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means (a) AvePoint Public Sector, (b) AvePoint Holdings USA, LLC, a Virginia limited liability company, and (c) each other Domestic Subsidiary that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.10.

“Guaranty” means (a) the Guaranty, dated as of the date hereof, by certain of the Guarantors in favor of Bank, (b) that certain Limited Guaranty, dated as of the Combination Effective Date, by Holdings in favor of Bank, and (c) each other guaranty entered into pursuant to Section 6.10 from time to time, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Holdings” means AvePoint, Inc., a Delaware corporation and formerly known as Apex Technology Acquisition Corp.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Indemnified Tax” has the meaning assigned in Section 2.8(a).

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law of any jurisdiction, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

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“Intellectual Property” means all of any Loan Parties’ or its Subsidiaries’ right, title, and interest in and to the following:

(a)	Copyrights, Trademarks and Patents;

(b)	All trade secrets, and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)	All design rights which may be available to such Loan Party or Subsidiary now or hereafter existing, created, acquired or held;

(d)

All claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)	All licenses or other rights to use any of the Copyrights, Patents or Trademarks; and

(f)	All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Payment Date” means (a) as to any Advance with an interest rate based on the Prime Rate, the last Business Day of each quarter during the term hereof (for the avoidance of doubt, such payment shall be an interest payment in arrears for the previous quarter), (b) as to any LIBOR Rate Advance, on the last day of any applicable LIBOR Interest Period (for the avoidance of doubt, such payment shall be an interest payment for the LIBOR Interest Period ending on such day); provided, however, that if any LIBOR Interest Period exceeds three months, the respective dates that fall every three months after the beginning of such LIBOR Interest Period shall also be Interest Payment Dates, and (c) in addition to the foregoing, the date upon which Revolving Line has been terminated and the Advances have been paid in full shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued and unpaid under this Agreement.

“Interpolated Rate” means, at any time, the rate per annum determined by Bank (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the rate as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by Bank from time to time; in each case the “Screen Rate”) for the longest period (for which that Screen Rate is available) that is shorter than the LIBOR Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Interest Period, in each case, at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such LIBOR Interest Period.

“Inventory” means all present and future inventory in which any Loan Party or any Subsidiary has any interest.

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“Investment” means any beneficial ownership of (including, without limitation, stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR” has the meaning assigned in the definition of “LIBOR-Based Rate” hereunder.

“LIBOR-Based Rate” means, for any LIBOR Interest Period, the greater of (a) the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) appearing on the applicable Bloomberg page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Bank from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such LIBOR Interest Period, as the rate for dollar deposits with a maturity comparable to such LIBOR Interest Period; provided that (i) if such rate is not available at such time for any reason, then the “LIBOR-Based Rate” for such LIBOR Interest Period shall be the Interpolated Rate, and (ii) if the Interpolated Rate is not available, the “LIBOR-Based Rate” for such LIBOR Interest Period shall be the offered quotation rate to first class banks in the London interbank market by Bank for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Advance for which the LIBOR-Based Rate is then being determined with maturities comparable to such LIBOR Interest Period at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such LIBOR Interest Period and (b) ~~1.00%~~the Floor.

“LIBOR Interest Period” means, with respect to any LIBOR Rate Advance, a period of one month, three months or six months, in each case subject to availability, commencing on the date the LIBOR-Based Rate becomes applicable thereto; provided, however, that: (a) the first day of each LIBOR Interest Period must be a Business Day; (b) no LIBOR Interest Period shall be selected which would extend beyond the Revolving Maturity Date; (c) any LIBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such LIBOR Interest Period into another calendar month, in which event the LIBOR Interest Period shall end on the immediately preceding Business Day; and (d) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of a calendar month.

“LIBOR Rate Advance” has the meaning assigned in Section 2.3(a).

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

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“Liquidity” means, as of any date of determination, the sum of (a) the Availability Amount plus (b) the amount of unrestricted and unencumbered (other than subject to Bank’s Lien) cash and Cash Equivalents of ~~the~~ Borrower and its Subsidiaries in accounts subject to ~~control agreements in form and content reasonably acceptable to Bank~~Control Agreements.

“Loan Documents” means, collectively, this Agreement, ~~the~~each Pledge Agreement, ~~the~~each Guaranty, any note or notes executed by Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended, restated, extended or otherwise modified from time to time.

“Loan Party” means Borrower and each Guarantor.

“Loan Parties’ Books” means all of Borrower’s and its Subsidiaries’ books and records including: ledgers; records concerning Borrower’s and its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Loan Party State” means the state under whose laws the applicable Loan Party is organized.

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, assets, results, operations, prospects or condition (financial or otherwise) of ~~Borrower~~the Loan Parties and ~~its~~their Subsidiaries taken as a whole; or (c) a material impairment of the ability of ~~Borrower~~any Loan Party to repay the Obligations.

“Negotiable Collateral” means all of the Loan Parties’ present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and ~~Borrower~~Loan Parties’~~s~~ Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses, letters of credit and other amounts owed to Bank or Bank’s Affiliates by any Loan Party or Subsidiary thereof pursuant to this Agreement, any Bank Services Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all obligations relating to Bank Services, and including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from the Loan Parties to others that Bank may have obtained by assignment or otherwise.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Closing Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

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“Other Connection Taxes” means, with respect to Bank, taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such tax (other than connections arising from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Patriot Act” is the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment/Advance Form” has the meaning assigned in Section 2.1(b)(ii)(1).

“Perfection Certificate” has the meaning assigned in Section 5.19.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Acquisition” means the purchase or other acquisition by Borrower or any of its Subsidiaries that are Loan Parties of all or substantially all of the stock and/or assets of a Person, provided that (a) the total consideration paid or payable in cash or Cash Equivalents by or on behalf of Borrower or ~~its~~such Subsidiary for such purchase or other acquisition (including any earn-out or Contingent Obligations in respect thereof), when aggregated with the total consideration paid in cash or Cash Equivalents by or on behalf of Borrower and its Subsidiaries for all other acquisitions pursuant to this Permitted Acquisitions definition, does not exceed Ten Million Dollars ($10,000,000), (b) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (c) such transaction would not result in a Change in Control, (d) if applicable, Borrower or another Loan Party would be the surviving entity, (e) the business acquired in connection with such acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which Borrower and its Subsidiaries are engaged on the Closing Date and any business activities that are reasonably similar, related, or incidental thereto, (f) no Indebtedness will be incurred, assumed, or would exist with respect to Borrower or its Subsidiaries as a result of such acquisition, other than Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of Borrower or its Subsidiaries as a result of such acquisition other than Permitted Liens, (g) the subject assets or equity interests, as applicable, are being acquired directly by Borrower or one of its Subsidiaries, and, in connection therewith, Borrower or the applicable Subsidiary shall have complied with Section 6.10 and, in the case of an acquisition of equity interests, Borrower or the applicable Subsidiary shall have demonstrated to Bank that the new Subsidiary has received consideration sufficient to make the joinder documents binding and enforceable against such new Subsidiary, if applicable, (h) the proposed acquisition shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the target, (i) all transactions in connection with such acquisition shall be consummated, in all material respects, in accordance with applicable laws, and (j) on a pro forma basis after giving effect to such Permitted Acquisition, the Loan Parties shall have Liquidity in an amount of at least Twenty Million Dollars ($20,000,000.00).

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“Permitted Indebtedness” means:

(a)	Indebtedness of ~~Borrower~~the Loan Parties in favor of Bank arising under this Agreement or any other Loan Document and Bank Services Agreement;

(b)	Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c)

Indebtedness not to exceed One Million Dollars ($1,000,000.00) in the aggregate outstanding at any time secured by a Lien described in clause (c) of the defined term “Permitted Liens, “provided such Indebtedness does not exceed at the time it is incurred the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d)	Subordinated Debt;

(e)	Indebtedness to trade creditors incurred in the ordinary course of business;

(f)	Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g)

reimbursement and indemnification obligations to financial institutions in respect of letters of credit issued by such financial institutions in respect of leased premises up to a maximum principal amount not to exceed Six Million Dollars ($6,000,000.00) at any time;

(h)

hedging agreements entered into in the ordinary course of business in order to effectively cap, collar or exchange interest rates with respect to any interest-bearing liability or investment of Borrower or any Subsidiary;

(i)

Indebtedness of Borrower or any Domestic Subsidiary not otherwise included in clauses (a) through (h) or (j) through (o) of this definition to the extent that the aggregate principal amount thereof does not exceed Three Million Dollars ($3,000,000.00) at any time;

(j)

Indebtedness in connection with intercompany loans permitted under clause (d) of the definition of Permitted Investments; provided, that (i) in the case of Indebtedness owed to a Loan Party, such Indebtedness shall be evidenced by an intercompany note that shall be pledged to Bank and delivered to Bank together with an instrument of transfer or assignment, duly executed in blank, (ii) in the case of Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party, such Indebtedness shall be subordinated on terms acceptable to Bank, and (iii) all such Indebtedness shall be on terms otherwise acceptable to Bank;

(k)	guaranties by any Subsidiary of Permitted Indebtedness of Borrower or another Subsidiary;

(l)

guaranties by Borrower of Permitted Indebtedness of the Subsidiaries to the extent that the aggregate amount of such Permitted Indebtedness guarantied does not exceed Two Million Dollars ($2,000,000.00) at any time;

(m)

subject to the prior written consent of Bank, unsecured Indebtedness of any Loan Party incurred pursuant to the SBA Coronavirus PPP Loan or U.S. Department of Treasury loans under the CARES Act which are in whole or part responsive to the COVID-19 pandemic, as updated by the U.S. federal government from time to time;

(n)	Indebtedness incurred in the ordinary course of business in respect of credit cards in an aggregate amount not to exceed Two Million Dollars ($2,000,000.00) at any time; and

(o)

extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or any Subsidiary, as the case may be.

“Permitted Investment” means:

(a)	Investments existing on the Closing Date disclosed in the Schedule, including Investments in the Subsidiaries;

(b)

(i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or Moody’s Investors Service, Inc., and any successor to any of the foregoing, (iii) Bank’s certificates of deposit maturing no more than one (1) year from the date of investment therein, (iv) Bank’s money market accounts, (v) Investments in regular deposit or checking accounts held with Bank or as otherwise permitted by, and subject to the terms and conditions of, Section 6.6 of this Agreement, and (vi) Investments consistent with any investment policy that Borrower’s Board of Directors adopts;

(c)	Investments accepted in connection with Permitted Transfers;

(d)

Investments, including without limitation, intercompany loans, by Subsidiaries in or to other Subsidiaries, Holdings, or Borrower; provided, however, that (i) in the case of intercompany loans, such Investments are permitted under clause (j) of the definition of “Permitted Indebtedness” and (ii) investments in Holdings and investments by Subsidiaries that are Loan Parties in Subsidiaries that are not Loan Parties shall not exceed in the aggregate at any time the result of $2,000,000 minus the aggregate amount of all Investments made pursuant to clause (e) below of this definition;

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(e)

Investments, including without limitation, intercompany loans, by Borrower in Holdings or its Subsidiaries; provided, however, that any Investments in Holdings or any Subsidiaries that are not Loan Parties shall not exceed in the aggregate at any time the result of $2,000,000 minus the aggregate amount of all Investments made pursuant to clause (d)(ii) above of this definition;

(f)

Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of ~~Borrower~~Holdings or its Subsidiaries pursuant to employee stock purchase plan agreements approved by ~~Borrower~~Holdings’~~s~~ Board of Directors not to exceed One Million Dollars ($1,000,000.00) in the aggregate in any fiscal year;

(g)

Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(h)

Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(i)	Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(j)

joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by ~~Borrower~~any Loan Party or its Subsidiaries do not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate in any fiscal year;

(k)

to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are in the ordinary course of business and consistent with the Loan Parties’ historical practices; and

(l)	Investments not otherwise included in clauses (a) through (k) of this definition to the extent that they do not exceed One Million Dollars ($1,000,000.00) in the aggregate at any time.

“Permitted Liens” means the following:

(a)

any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents or Bank Services Agreements;

(b)

Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Bank’s security interests;

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(c)

Liens securing Indebtedness not to exceed One Million Dollars ($1,000,000.00) in the aggregate outstanding (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d)

Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e)	Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 or 8.9;

(f)

deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, all in the ordinary course of Borrower’s business;

(g)	non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

(h)

Liens on the cash collateral held at financial institutions securing the Indebtedness described in clause (g) of the defined term “Permitted Indebtedness” in an amount not to exceed Six Million Dollars ($6,000,000.00);

(i)	Liens that constitute Permitted Transfers;

(j)

Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s or its Subsidiaries’ business and imposed without action of such parties; provided that the payment thereof is not yet required;

(k)

Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secured standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts;

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(l)

leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein; and

(m)	statutory or common law (non-contractual) Liens of landlords.

“Permitted Prior Liens” means Permitted Liens described in clauses (c), (f), (g), (h), (j), (k) (to the extent permitted under the Control Agreements relating to the deposit accounts subject to the Permitted Liens described in clause (k)) and (m) of the defined term “Permitted Liens” and as set forth in the Schedule.

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

(a)	Inventory in the ordinary course of business;

(b)

non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, and exclusive licenses and similar arrangements on a case by case basis for customers in connection with custom software developed for such customers;

(c)	worn-out, surplus or obsolete Equipment;

(d)	sales of Borrower’s equity securities which do not result in a Change in Control and, to the extent such sales are to Affiliates, they are made in compliance with Section 7.8;

(e)	money or Cash Equivalents in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement;

(f)

leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(g)	transfers of assets from (i) a Subsidiary that is not a Loan Party to another Subsidiary or Borrower and (ii) a Loan Party to another Loan Party; or

(h)	other assets of Borrower or its Subsidiaries that do not in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000.00) during any fiscal year.

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“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Pledge Agreement” means (a) the Pledge Agreement among the Loan Parties and Bank dated as of the date hereof, (b) the Pledge Agreement, dated as of the Combination Effective Date, by and between Holdings and Bank, and (c) each other pledge agreement entered into pursuant to Section 6.10 from time to time, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate” means the greater of (a) the rate of interest per annum publicly announced from time to time by Bank as its prime rate in effect at its principal office in New York City and (b) zero percent (0%). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

~~“Public Offering” means a firmly underwritten public offering of Borrower’s common stock.~~

“Quick Assets” means, on any date, Borrower’s consolidated, unrestricted and unencumbered (other than subject to Bank’s Lien) cash and Cash Equivalents, plus net billed accounts receivable, in each case determined according to GAAP.

“Recurring Revenue Contracts” means subscription revenue contracts, maintenance renewal contracts, maintenance contracts and OEM contracts, and other contracts of a similar type that are recurring in nature, of Borrower and its Subsidiaries. Notwithstanding the foregoing, unless otherwise agreed to by Bank, Recurring Revenue Contracts shall not include (a) Contracts from revenue that is not recurring in nature, such as revenue contracts from licenses and services products; (b) Contracts for which the customer thereunder has failed to pay to Borrower or the applicable Subsidiary any amounts due to Borrower or such Subsidiary under any of such Contracts within ninety (90) days from the invoice date; (c) Contracts which the customer thereunder has elected to cancel or has failed to renew within the time period prescribed in such Contracts unless and until such customer subsequently notifies Borrower or the applicable Subsidiary that it has elected to re-start or renew such Contracts; and (d) Contracts with respect to which the customer is subject to an insolvency proceeding, or becomes insolvent, or goes out of business.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (b) if such Benchmark is not LIBOR, the time determined by Bank in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve ~~Board and/~~System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve ~~Board and/~~System or the Federal Reserve Bank of New York, or any successor thereto.

21

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of Borrower.

“Revolving Line” means an aggregate principal amount not to exceed Thirty Million Dollars ($30,000,000.00), except as such amount may be increased pursuant to Section 2.1(c).

“Revolving Maturity Date” means April 7, 2023.

“Sanctions” has the meaning assigned in Section 5.17.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Shares” means (a) sixty-five percent (65%) of the issued and outstanding voting capital stock, membership units or other securities owned or held of record by each Loan Party in any direct wholly-owned Foreign Subsidiary, (b) one hundred percent (100%) of the issued and outstanding non-voting capital stock, membership units or other securities owned or held of record by each Loan Party in any direct wholly-owned Foreign Subsidiary, and (c) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by each Loan Party or any Domestic Subsidiary in any wholly-owned Subsidiary which is an entity organized under the laws of the United States or any territory thereof.

“SOFR” means, with respect to any ~~day,~~Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published for such day by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York~~, as the administrator of the benchmark,~~ (or a successor administrator~~) on the Federal Reserve Bank of New York’s Website~~ of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, as to any Person, such Person is able to pay its debts (including trade debts) as they mature; the fair saleable value of such Person’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and such Person is not left with unreasonably small capital after the transactions contemplated by this Agreement.

“SOS Reports” means the official reports from the Secretaries of State of each Collateral State, Chief Executive Office State and each Loan Party State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

22

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (a) any general partnership interest or (b) more than fifty percent (50%) of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Liabilities” means, on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

“Total Outstandings” means, as of any date of determination, the aggregate principal amount of all outstanding Advances.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“UK Bribery Act” has the meaning assigned in Section 5.18.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

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DEBTOR	[APPLICABLE LOAN PARTY] (“Debtor”)

SECURED PARTY:	HSBC VENTURES USA INC.

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

All personal property of Debtor of every kind, whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to: (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.

All terms above have the meanings given to them in the Uniform Commercial Code of the State of New York, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include any Intellectual Property (defined below), now owned or hereafter acquired; provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of April 7, 2020, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

“Intellectual Property”means all of Debtor’s right, title, and interest in and to the following:

(a)	Copyrights, Trademarks and Patents;

(b)	All trade secrets and intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)	All design rights which may be available to Debtor now or hereafter existing, created, acquired or held;

1

(d)

All claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)	All licenses or other rights to use any of the Copyrights, Patents or Trademarks; and

(f)	All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Copyrights” means all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks.

2

EXHIBIT C

PAYMENT/ADVANCE FORM

[See attached.]

PAYMENT/ADVANCE FORM

HSBC Bank USA, National Association

95 Washington Street

Atrium 2SE

Buffalo, NY 14203

Attn: CMB Loan Service Team

Telephone: 716-841-6444

Email: CMB.Loan.Service@us.hsbc.com

Ladies and Gentlemen:

The undersigned, ~~AVEPOINT~~AvePoint US, ~~INC.~~LLC, as Borrower (“Borrower”), refers to that certain Loan and Security Agreement, dated as of April 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; defined terms used herein but not defined herein shall have the meanings ascribed to them in the Loan Agreement), among Borrower, HSBC VENTURES USA INC., as Bank, and the Guarantors party thereto, and hereby gives Bank irrevocable notice, pursuant to Section 2.1(b)(ii)(1) of the Loan Agreement, that Borrower hereby requests an Advance under the Loan Agreement, and in connection therewith sets forth below the information relating to such Advance (the “Proposed Advance”) as required by Section 2.1(b)(ii)(1) of the Loan Agreement:

(i)	The requested funding date (which is a Business Day) of the Proposed Advance is , 20__.

(ii)	The aggregate amount of the Proposed Advance is $ .

(iii)	The Proposed Advance will subject to the LIBOR-Rate with an LIBOR Interest Period of [thirty (30) days][sixty (60) days][ninety (90) days][one hundred eighty (180) days][1].

All requests must be received by 12 PM New York City time, two (2) Business Days prior to the requested funding date of the Proposed Advance.

[Signature Page Follows]

[1]	Select appropriate interest period for Advance by removing brackets and deleting other inapplicable interest periods.

AVEPOINT US, ~~INC.~~LLC, as Borrower

By:
Name:
Title:

[Signature Page to Payment/Advance Form]

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	HSBC Ventures USA Inc.
452 Fifth Avenue
New York, NY 10018
FROM: ~~AVEPOINT, INC.~~ [_____]	Email: jan.luehrs@us.hsbc.com

The undersigned Responsible Officer of ~~AvePoint, Inc.~~[         ] (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement among Borrower, the Guarantors and HSBC Ventures USA Inc. dated as of April 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement), (i) the Loan Parties are in complete compliance for the period ending                      with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of the Loan Parties stated in the Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, provided, however, that (A) no materiality qualifier shall be applicable to (1) such representations and warranties made as of the Closing Date, and (2) any representations and warranties that already are qualified or modified by materiality in the text thereof and (B) those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Responsible Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Quarterly F/S	Quarterly, within 45 days	YES	NO
Compliance Certificate	Quarterly, within 45 days	YES	NO
CPA Audited, Unqualified F/S	Annually, within ~~180~~90 days of FYE	YES	NO
A/R and A/P Agings	Quarterly, within 45 days	YES	NO
Annual Business Plan (incl. operating budget)	Within 60 days after FYE	YES	NO
Audit	Annual	YES	NO
If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)	YES	NO
Total amount of Loan Parties’ cash in United States, Singapore and Germany	Amount $
Total amount of Loan Parties’ cash in United States, Singapore and Germany maintained with Bank and Bank’s Affiliates	Amount $	YES	NO

FINANCIAL COVENANT	REQUIRED	ACTUAL		COMPLIES
TO BE TESTED QUARTERLY, UNLESS OTHERWISE NOTED:
Minimum Adjusted Quick Ratio	1.50:1.00		________________:1.00	YES	NO
Annual Recurring Revenue	Refer to Section	$		YES	NO
6.7 of Agreement

Please Enter Below Comments Regarding Violations:

The Responsible Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no Advances will be made.

Very truly yours,

Authorized Signer
Name:
Title:

ANNEX B

Assignment and Assumption Agreement

[See attached.]

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT and ASSUMPTION AGREEMENT, dated as of July 1, 2021 (this “Agreement”) is entered into between AvePoint Operations, Inc. (f/k/a AvePoint, Inc.), a Delaware corporation (the “Assignor”), and AvePoint US, LLC (f/k/a Athena Technology Merger Sub 2, LLC), a Delaware limited liability company (the “Assignee”), and consented to by HSBC Ventures USA Inc. (together with its successors and permitted assigns, the “Bank”).

W I T N E S S E T H:

WHEREAS, the Assignor has entered into that certain Loan and Security Agreement, dated as of April 7, 2020 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including as amended by that certain Limited Consent and First Amendment to Loan and Security Agreement, dated as of the date hereof (the “First Amendment”), the “LSA”), among the Assignor, as the Borrower, the other Loan Parties party thereto, the Bank and certain other parties party thereto from time to time;

WHEREAS, pursuant to the Combination Agreement (as defined in the First Amendment), the Assignor shall merge with and into the Assignee, with the Assignee as the surviving entity and as a result of which, the Assignee shall assume all rights and obligations of the Assignor by operation of law, including such rights and obligations of Assignor as the “Borrower” under the LSA and the other Loan Documents; and

WHEREAS, the Assignor wishes to assign, transfer and convey to the Assignee all of the Assignor’s rights as the “Borrower” under, and the Assignee wishes to assume from the Assignor all of the Assignor’s obligations and liabilities as “Borrower” under, the LSA and the other Loan Documents (as each of such terms is defined in the LSA).

NOW, THEREFORE, the parties hereto hereby agree as follows:

I. Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the LSA.

II. Assignment and Assumption.

1. Assignment of Rights and Obligations. At the time the Second Certificate of Merger (as defined in the Combination Agreement) is duly filed with the Secretary of State of Delaware and the Second Merger (as defined in the Combination Agreement) becomes effective (the “Effective Time”), the Assignor hereby reaffirms and ratifies the validity and enforceability of all of the Liens and security interests heretofore granted and pledged pursuant to the Loan Documents to the Bank as collateral security for the Obligations and irrevocably assigns, transfers and conveys to the Assignee all of the Assignor’s rights, indebtedness, Obligations (including, without limitation, all Obligations in respect of the Advances), covenants, agreements, terms, conditions, duties and liabilities as the “Borrower” and a “Loan Party” under or with respect to the LSA, any of the other Loan Documents and any and all certificates and other documents executed by the Assignor in connection therewith (collectively, the “Assumed Obligations”).

2. Assumption of Agreements and Obligations. Effective as of the Effective Time and the execution by the Assignee of this Agreement, the Assignee hereby (a) expressly assumes, confirms and agrees to perform and observe all of the Assumed Obligations as the “Borrower” or a “Loan Party” under and with respect to the LSA, any of the other Loan Documents and any and all certificates and other documents executed by the Assignor in connection therewith as fully as if the Assignee were originally the “Borrower” or a “Loan Party” in respect thereof and the signatory thereto, (b) reaffirms and ratifies its grant and pledge to Bank of a security interest in the Collateral to secure prompt repayment of any and all Obligations and prompt performance by it of each of its covenants and duties under the Loan Documents, and the validity and enforceability of all of the Liens and security interests heretofore granted and pledged pursuant to the Loan Documents to the Bank as collateral security for the Obligations and (c) acknowledges that all of such Liens and security interests, and all Collateral heretofore granted, pledged or otherwise created as security for the Obligations continue to be and remain collateral security for the Obligations from and after the date hereof. The Assignee shall become a party to each Loan Document to which the Assignor is a party by its execution of this Agreement, to the extent the Assignee is not already party to such Loan Document.

3. Representation and Warranties. To induce the Bank to consent to the assignment and assumption provided for herein, the Assignee hereby represents and warrants that the representations and warranties made by the Assignee as the “Borrower” or a “Loan Party” under the Loan Documents are true and correct, and that the representations and warranties made by the Assignor as the “Borrower” or a “Loan Party” under the Loan Documents are, as to the Assignee, (i) with respect to representations and warranties that contain a materiality qualification, true and correct (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all respects as of such earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date).

III. General.

1. Due Execution and Delivery; Enforceability. Each of Assignor and Assignee represents and warrants that the execution, delivery, and performance of this Agreement are within the Assignor or Assignee’s powers, as applicable, have been duly authorized, and (a) are not in conflict with nor constitute a breach of any provision contained in the Assignor or Assignee’s Operating Documents, as applicable, (b) do not contravene, conflict with, constitute a default under or violate any material requirement of applicable law, (c) do not contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority in the United States by which the Assignor or Assignee or any of their property or assets, as applicable, may be bound or affected, (d) do not require any action by, filing, registration, or qualification with, or approval from, any Governmental Authority in the United States (except such approvals which have already been obtained and are

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in full force and effect), and (e) do not constitute an event of default under any material agreement by which the Assignor or Assignee, as applicable, is bound. Neither the Assignor nor the Assignee is in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect. This Agreement has been duly executed and delivered by each of the Assignor and the Assignee. This Agreement constitutes a legal, valid and binding obligation of each of the Assignor and the Assignee, enforceable against each of the Assignor and Assignee in accordance with its terms.

2. No Amendments; Confirmation. Each Loan Document is hereby deemed to be amended to the extent, but only to the extent, necessary for Assignee to become a party thereunder and to effect the assignment and assumption provided for hereby. Except as expressly amended, modified and supplemented hereby, the provisions of the LSA and the other Loan Documents are and shall remain in full force and effect.

3. Further Assurances; Notices. Each of Assignor and the Assignee agrees to execute such further documents and to do such further things as the Bank may reasonably request in order to more fully effect this Agreement and the transactions contemplated hereby. The address for notices for the Assignee given pursuant to the LSA and the other Loan Documents shall be as set forth below:

c/o AvePoint, Inc.

Riverfront Plaza West

901 East Byrd Street, 9th Floor

Richmond, VA 23219

Attn: General Counsel

Email: legal@avepoint.com

4. Miscellaneous. Except as otherwise expressly set forth herein, nothing in this Agreement shall be deemed to constitute an amendment, modification or waiver of any provision of the LSA nor shall anything contained herein be deemed to imply any willingness of the Bank to agree to, or otherwise prejudice any rights of the Bank with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Agreement shall not be construed as a waiver of any other provision of the Loan Documents or to permit any Loan Party to take any other action which is prohibited by the terms of the LSA or the other Loan Documents. Each reference in the LSA or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Agreement or any other Loan Document shall mean and refer to such agreement as supplemented by this Amendment. This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. This Agreement and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) arising out of or relating thereto and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles except Title 14 of Article 5 of the New York General Obligations law. The words “execution,” “signed,” “signature” and words of like import in this Agreement or any other document executed in connection herewith shall be deemed to include electronic

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signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

[The remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AVEPOINT OPERATIONS, INC. (f/k/a AvePoint, Inc.), a Delaware corporation, as Assignor

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown
Title: Chief Operating Officer and General Counsel

AVEPOINT US, LLC (f/k/a Athena Technology Merger Sub 2, LLC), a Delaware limited liability company, as Assignee

By:	/s/ Michael Brown
Name: Brian Michael Brown
Title: Chief Operating Officer and General Counsel

[Signature Page to Assignment and Assumption Agreement]

Accepted and agreed to:

HSBC VENTURES USA INC.,

By:	/s/ Prasant Chunduru
Name: Prasant Chunduru
Title: SVP, Head of Venture Debt

[Signature Page to Assignment and Assumption Agreement]

INTERNAL